As filed with the Securities and Exchange Commission on September 11, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	6500	94-3391143
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California 90025

(310) 405-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

CB Richard Ellis Group, Inc.

11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California 90025

(310) 405-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

(650) 251-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Note	Maximum Aggregate Offering Price (1)	Amount of Registration Fee
11.625% Senior Subordinated Notes due 2017	$450,000,000	100%	$450,000,000	$25,110
Guarantees (2) of 11.625% Senior Subordinated Notes due 2017	$450,000,000	100%	$450,000,000	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrant (as Issuer of 11.625% Senior Subordinated Notes due 2017)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
CB Richard Ellis Services, Inc.	Delaware	52-1616016	6500	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Additional Registrants (as Guarantors of 11.625% Senior Subordinated Notes due 2017)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
CB HoldCo, Inc.	Delaware	26-0468454	6500	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CB Richard Ellis, Inc.	Delaware	95-2743174	6500	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CB Richard Ellis Investors, Inc.	California	95-3242122	6799	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CB Richard Ellis Investors, L.L.C.	Delaware	95-3695034	6799	515 South Flower Street, Suite 3100 Los Angeles, California 90071 (213) 683-4200

CB/TCC Global Holdings Limited	England and Wales	98-0518702	6500	St. Martin’s Court, 10 Paternoster Row London EC4M 7HP United Kingdom +44 (20) 7182-2000

CB/TCC Holdings LLC	Delaware	42-1718517	6500	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CB/TCC, LLC	Delaware	26-0468617	6500	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
CBRE Capital Markets, Inc.	Texas	74-1949382	6162	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Capital Markets of Texas, LP	Texas	76-0590855	6162	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Loan Services, Inc.	Delaware	80-0456541	6162	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE Technical Services, LLC	Delaware	04-3507926	6531	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

CBRE/LJM Mortgage Company, L.L.C.	Delaware	74-2900986	6162	2800 Post Oak Boulevard, Suite 2100 Houston, Texas 77056 (713) 787-1900

CBRE/LJM-Nevada, Inc.	Nevada	76-0592505	6162	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

HoldPar A	Delaware	95-4536362	6799	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

HoldPar B	Delaware	95-4536363	6799	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

Insignia/ESG Capital Corporation	Delaware	51-0390846	6799	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

TC Houston, Inc.	Delaware	75-2396198	6552	2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (214) 863-3000

TCCT Real Estate, Inc.	Delaware	75-2396196	6552	2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (214) 863-3000

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
TCDFW, Inc.	Delaware	75-2396199	6552	2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (214) 863-3000
The Polacheck Company, Inc.	Wisconsin	39-1159669	6531	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900
Trammell Crow Company	Delaware	75-2721454	6552	2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (214) 863-3000
Trammell Crow Development & Investment, Inc.	Delaware	20-5973401	6552	2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (214) 863-3000
Trammell Crow Services, Inc.	Delaware	75-2378868	6552	2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 (214) 863-3000
Vincent F. Martin, Jr., Inc.	California	95-3695032	6799	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900
Westmark Real Estate Acquisition Partnership, L.P.	Delaware	95-4535866	6799	11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California 90025 (310) 405-8900

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2009

PRELIMINARY PROSPECTUS

$450,000,000

CB Richard Ellis Services, Inc.

Exchange Offer for

11.625% Senior Subordinated Notes due 2017

We are offering to exchange up to $450,000,000 of our new 11.625% Senior Subordinated Notes due 2017, which are wholly and unconditionally guaranteed by CB Richard Ellis Group, Inc., the parent company of CB Richard Ellis Services, Inc., and certain subsidiaries of CB Richard Ellis Services, Inc. (the “exchange notes”), which will be registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding 11.625% Senior Subordinated Notes due 2017, which are wholly and unconditionally guaranteed by CB Richard Ellis Group, Inc., the parent company of CB Richard Ellis Services, Inc., and certain subsidiaries of CB Richard Ellis Services, Inc. (the “outstanding notes”). We are offering to exchange the exchange notes for the outstanding notes to satisfy our obligations contained in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act.

The Exchange Offer

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable, except in limited circumstances described below.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2009, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•

The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances described below.

Resales of the Exchange Notes

•

The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on any securities exchange or market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we currently do not anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 19 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with such resale. See “Plan of Distribution.”

If you are our affiliate or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009.

You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

“CB Richard Ellis Services, Inc.” and its corporate logo set forth on the cover of this prospectus are our registered trademarks in the United States. All other trademarks or service marks are trademarks or service marks of the companies that use them.

As used in this prospectus, references to “CB Richard Ellis,” “our company,” “we,” “us” and “our” and similar expressions are to CB Richard Ellis Group, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. However, in the “Prospectus Summary—Summary of the Terms of the Exchange Offer,” “Prospectus Summary—The Exchange Notes,” the “Description of the Notes” and “The Exchange Offer” sections of this prospectus, references to “we,” “us” and “our” and similar expressions are to CB Richard Ellis Services, Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and certain subsidiaries of CB Richard Ellis Services, Inc., have filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act with respect to the notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

CB Richard Ellis Group, Inc. is subject to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files periodic reports, proxy statements and other information with the SEC. Materials that it files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which interested persons can electronically access reports, proxy statements and other information relating to SEC registrants, including our company. CB Richard Ellis Group, Inc.’s Class A common stock is listed on the New York Stock Exchange and reports, proxy statements and other information that it provides to the New York Stock Exchange can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our Internet website at http://www.cbre.com contains information concerning us. On the Investor Relations page of that website, we provide access to all of CB Richard Ellis Group, Inc.’s SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows certain issuers, including our company, to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus but are filed separately with the SEC. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents set forth below that have been previously filed with the SEC, provided, however, that we are not incorporating any information furnished rather than filed on any Current Report on Form 8-K or Form 8-K/A:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

•

our current reports on Form 8-K filed with the SEC on January 9, 2009, January 22, 2009, February 18, 2009, March 6, 2009, March 26, 2009, June 8, 2009, June 10, 2009, June 16, 2009, June 19, 2009, June 23, 2009, July 21, 2009, August 6, 2009, August 12, 2009, August 20, 2009, August 28, 2009, September 10, 2009 and September 11, 2009;

•	those portions of our definitive Proxy Statement for the 2009 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K for the fiscal year ended December 31, 2008; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete the exchange offer for the notes or terminate the exchange offer.

ii

See “Where You Can Find More Information” above for further information concerning how to obtain copies of these SEC filings.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference into this prospectus. Requests for copies of any such document should be directed to Investor Relations, 200 Park Avenue, 17th Floor, New York, New York 10016, e-mail: investorrelations@cbre.com.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN                     , 2009, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus and is not complete and does not contain all of the information that you should consider before tendering your notes in the exchange offer. To understand all of the terms of the exchange offer and for a more complete understanding of our business, you should read this summary together with the entire prospectus, including the documents incorporated by reference in this prospectus.

Our Company

Overview

We are the world’s largest commercial real estate services firm, based on 2008 revenue, with leading full-service operations in major metropolitan areas throughout the world. We offer a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other types of commercial real estate. As of December 31, 2008, we operated more than 300 offices worldwide, excluding affiliate offices, with approximately 30,000 employees providing commercial real estate services under the “CB Richard Ellis” brand name and development services under the “Trammell Crow” brand name. Our business is focused on several service competencies, including commercial property and corporate facilities management, tenant representation, property/agency leasing, property sales, valuation, real estate investment management, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, development services and proprietary research. We generate revenues from contractual management fees and on a per project or transactional basis. In 2006, we became the first commercial real estate services company included in the S&P 500. In 2007, 2008 and 2009, we were included on the Business Week list of 50 “Best in Class” companies across all industries, and the Fortune list of Fastest Growing U.S. Companies in 2007 and 2008 and its list of Most Admired Companies in 2009. In 2008, we became the first commercial real estate services firm to be included in the Fortune 500 and we remain the only commercial real estate services company on this list in 2009. In 2009, the International Association of Outsourcing Professionals ranked us the #1 outsourcing company in commercial real estate services. For the year ended December 31, 2008 and the six months ended June 30, 2009, we generated revenue of $5.1 billion and $1.8 billion, respectively, from a well-balanced, highly diversified base of clients that includes over 85 of the Fortune 100 companies.

Our strong relationships with our clients have allowed us to develop significant repeat business from existing clients, which we estimate accounted for approximately 61% of our 2008 revenue. This includes referrals associated with our contractual fee-for-services businesses, which generally involve facilities management, property management and mortgage loan servicing, as well as asset management provided by CBRE Investors. Our contractual, fee-for-services business represented approximately 37% of our 2008 revenue.

Additionally, many of our clients are consolidating their commercial real estate-related needs with fewer providers and, as a result, awarding their business to those providers that have a strong presence in important markets and the ability to provide a complete range of services worldwide. As a result of this trend and our ability to deliver comprehensive integrated solutions for our clients’ needs across a wide range of markets, we believe we are well positioned to capture a growing percentage of our clients’ commercial real estate services needs.

Our Business Segments

We report our results of operations through five segments: (1) the Americas, (2) EMEA, (3) Asia Pacific, (4) Global Investment Management and (5) Development Services.

The Americas

The Americas segment is our largest segment of operations and provides a comprehensive range of services throughout the United States and in the largest metropolitan regions in Canada and selected parts of Latin America through both wholly-owned operations as well as affiliated offices. Our Americas segment accounted for 63% and 64% of our revenue for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. Within our Americas segment, we organize our services into the following business areas:

Advisory Services

Our advisory services businesses offer occupier/tenant and investor/owner services that meet the full spectrum of marketplace needs, including (1) real estate services, (2) capital markets and (3) valuation.

Real Estate Services. We provide strategic advice and execution to owners, investors and occupiers of real estate in connection with leasing, disposition and acquisition of property. These businesses are built upon strong client relationships that frequently lead to recurring revenue opportunities over many years. Our real estate services professionals are particularly adept at aligning real estate strategies with client business objectives, serving as advisors as well as transaction executors. During 2008, we advised on over 29,000 lease transactions involving aggregate rents of approximately $43.2 billion and over 4,600 real estate sales transactions with an aggregate value of approximately $39.3 billion. We believe we are a market leader for the provision of sales and leasing real estate services in most top U.S. metropolitan statistical areas (as defined by the U.S. Census Bureau), including Atlanta, Chicago, Dallas, Houston, Los Angeles, Miami, New York, Philadelphia and Washington, D.C.

Capital Markets. In 2005, we combined our investment sales and debt/equity financing professionals into one fully integrated service offering called CBRE Capital Markets. The move formalized our collaboration between the investment sales professionals and debt/equity financing experts that has grown as investors have sought comprehensive capital markets solutions, rather than separate sales and financing transactions. During 2008, we concluded more than $38.6 billion of capital markets transactions in the Americas, including $28.4 billion of investment sales transactions and $10.2 billion of mortgage loan originations.

Valuation. We provide valuation services that include market value appraisals, litigation support, discounted cash flow analyses and feasibility and fairness opinions. Our valuation business has developed proprietary technology for preparing and delivering valuation reports to our clients, which we believe provides us with an advantage over our competitors. We believe that our valuation business is one of the largest in the industry. During 2008, we completed over 30,000 valuation, appraisal and advisory assignments.

Outsourcing Services

Outsourcing is a long-term trend in commercial real estate, with corporations, institutions, public sector entities and others seeking to achieve improved efficiency, better execution and lower costs by relying on the expertise of third-party real estate specialists. Our outsourcing services primarily include two major business lines that seek to capitalize on this trend: (1) corporate services and (2) asset services. Agreements with our corporate services clients are generally long-term arrangements and although they contain different provisions for termination, there are usually penalties for early termination. Although our management agreements with our asset services clients generally may be terminated with notice ranging between 30 to 90 days, we have developed long-term relationships with many of these clients and we continue to work closely with them to implement their specific goals and objectives and to preserve and expand upon these relationships. As of December 31, 2008, we managed over 1.1 billion square feet of commercial space for property owners and occupiers, which we believe represents one of the largest portfolios in the Americas.

Corporate Services. We provide a comprehensive suite of services to corporate users of real estate, including transaction management, project management, facilities management, strategic consulting, portfolio management and other services. Our clients are leading global corporations, health care institutions and public sector entities with large, geographically-diverse real estate portfolios. Project management services are typically provided on a portfolio-wide or programmatic basis. Facilities management involves the day-to-day management of client-occupied space and includes headquarters buildings, regional offices, administrative offices and manufacturing and distribution facilities. We identify best practices, implement technology solutions and leverage our resources to control clients’ facilities costs and enhance the workplace environment. We seek to enter into multi-year, multi-service outsourcing contracts with our clients, but also provide services on a one-off assignment or a short-term contract basis. We enter into long-term, contractual relationships with these organizations with the goal of ensuring that our clients’ real estate strategies support their overall business strategies. Revenues for project management include fixed management fees, variable fees, and incentive fees if certain agreed-upon performance targets are met. Revenues may also include reimbursement of payroll and related costs for personnel providing the services. Contracts for facilities management services are typically structured so we receive reimbursement of client-dedicated personnel costs and associated overhead expenses plus a monthly fee, and in some cases, annual incentives if agreed-upon performance targets are satisfied.

Asset Services. We provide property management, construction management, marketing, leasing, accounting and financial services on a contractual basis for income-producing office, industrial and retail properties owned by local, regional and institutional investors. We provide these services through an extensive network of real estate experts in major markets throughout the United States. These local office delivery teams are supported by a strategic accounts team whose function is to help ensure quality.

EMEA

Our EMEA segment operates in 37 countries, with its largest operations located in the United Kingdom, France, Spain, Germany, the Netherlands, Russia and Italy. Our operations in these countries generally provide a full range of services to the commercial property sector. Additionally, we provide some residential property services in the United Kingdom, France and Spain. We are one of the leading commercial real estate services companies in the United Kingdom. We hold the leading market position in London in terms of 2008 leased square footage and provide a broad range of commercial property real estate services to investment, commercial and corporate clients located in London. In France, we believe we are a market leader in Paris and we provide a complete range of services to the commercial property sector. Within EMEA, our services are organized along the same lines as in the Americas, including brokerage, investment properties, corporate services, valuation/appraisal services, asset management services and facilities management, among others. Our EMEA segment accounted for 21% and 18% of our revenue for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

We also have affiliated offices that provide commercial real estate services under our brand name in several countries throughout Europe, the Middle East and Africa. Our agreements with these independent offices include licenses to use the “CB Richard Ellis” name in the relevant territory in return for payments to us of annual royalty fees. In addition, these agreements also include business cross-referral arrangements between us and our affiliates.

Asia Pacific

Our Asia Pacific segment operates in 11 countries. We believe that we are one of only a few companies that can provide a full range of real estate services to large corporations throughout the region, similar to the broad range of services provided by our Americas and EMEA segments. Our principal operations in Asia are located in China, Hong Kong, India, Japan, Singapore and South Korea. In addition, we have agreements with affiliated offices in the Philippines, Thailand, Indonesia and Vietnam that generate royalty fees and support cross-referral arrangements on terms similar to those with our affiliated offices in our EMEA segment. The Pacific region includes Australia and New Zealand. Our Asia Pacific segment accounted for 11% and 12% of our revenue for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

Global Investment Management

Our indirect wholly-owned subsidiary, CB Richard Ellis Investors, L.L.C. and its global affiliates, which we also refer to as CBRE Investors, provide investment management services to clients/partners that include pension plans, foundations, endowments and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. In higher yield strategies, CBRE Investors and its investment teams “co-invest” with its limited partners.

CBRE Investors is organized into three primary investment execution groups according to strategy, which include direct real estate investments through the Managed Accounts Group (low risk), Strategic Partners (higher yielding strategies) and indirect real estate investments in real estate securities and unlisted property funds (multiple risk strategies). CBRE Investors closed approximately $5.3 billion of new acquisitions and liquidated $1.2 billion of investments in 2008. Assets under management have increased from $6.1 billion at December 31, 1998 to $38.5 billion at December 31, 2008, representing an approximately 20% compound annual growth rate. Our Global Investment Management segment accounted for 3% and 4% of our revenue for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

Development Services

Our indirect wholly-owned subsidiary Trammell Crow Company and certain of its subsidiaries provide development services primarily in the United States to users of and investors in commercial real estate, as well as for its own account. Trammell Crow Company pursues opportunistic but risk-mitigated development and investment in commercial real estate across a wide spectrum of property types, including industrial, office and retail properties; healthcare facilities of all types (medical office buildings, hospitals and ambulatory surgery centers); higher education facilities, primarily student housing; and residential/mixed-use projects. Our Development Services segment accounted for 2% of our revenue for both the year ended December 31, 2008 and the six months ended June 30, 2009.

Trammell Crow Company acts as the manager of development projects, providing services that are vital in all stages of the process, including: (i) site identification, due diligence and acquisition; (ii) evaluating project feasibility, budgeting, scheduling and cash flow analysis; (iii) procurement of approvals and permits, including zoning and other entitlements; (iv) project finance advisory services; (v) coordination of project design and engineering; (vi) construction bidding and management as well as tenant finish coordination; and (vii) project close-out and tenant move coordination. Trammell Crow Company may pursue development and investment activity on behalf of its user and investor clients (with no ownership), in partnership with its clients (through co-investment—either on an individual project basis or through a fund or program) or for its own account (100% ownership).

At December 31, 2008, Trammell Crow Company had $5.6 billion of development projects in process. Additionally, the inventory of pipeline deals (those projects we are pursuing, which we believe have a greater than 50% chance of closing or where land has been acquired and the project construction start is more than twelve months out) was $2.5 billion at December 31, 2008.

Industry Overview

Our business covers all aspects of the commercial real estate services industry, including commercial property and corporate facilities management, tenant representation, property/agency leasing, property sales, valuation, real estate investment management, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, development services and proprietary research.

We review, on a quarterly basis, various internally-generated statistics and estimates regarding both office and industrial space within the U.S. commercial real estate services industry, including the total available “stock” of rentable space and the average rent per square foot of space. Our management believes that changes in the addressable commercial rental market represented by the product of available stock and rent per square foot provide a reliable estimate of changes in the overall commercial real estate services industry because nearly all segments within the industry are affected by changes in these two measurements. We estimate that the product of available stock and rent per square foot grew at a compound annual growth rate of approximately 4% from 1998 through 2008.

We believe the current key drivers of revenue growth for the largest commercial real estate services companies are primarily: (1) the continued outsourcing of commercial real estate services due to the motivation to reduce costs, improve execution across markets and increase operational efficiency, (2) the consolidation of clients’ activities with fewer providers in order to obtain more consistent and efficient execution across markets and economies of scale, (3) the institutional ownership of commercial real estate, which we believe leads to increased outsourcing and consolidation of real estate services vendors, and (4) attracting and retaining talent.

Our Competitive Positions

Global Brand and Market Leading Positions. For over 100 years, we have built CB Richard Ellis into one of the foremost brands in the industry. We are the world’s largest commercial real estate services provider, based on 2008 revenue, and one of only three commercial real estate services companies with a global footprint. As a result of our strong brand and global footprint, large corporations, institutional owners and users of real estate recognize us as a leading provider of world-class, comprehensive real estate services. Operating under the global CB Richard Ellis brand name, we are a leader in many of the local markets in which we operate, including New York, Los Angeles, Chicago and London.

Full Service Capabilities. We provide one of the broadest ranges of first-class real estate services in the industry and provide these services in major metropolitan areas throughout the world. When combined with our extensive global reach and localized market knowledge, this full range of real estate services enables us to provide world-class service to our multi-regional and multi-national clients, as well as to maximize our revenue per client.

Strong Client Relationships and Client-tailored Service. We have forged long-term relationships with many of our clients. During the year ended December 31, 2008, our clients included more than 85 of the Fortune 100 companies. In order to better satisfy the needs of our largest clients and to capture cross-selling opportunities, we have organized several fully-integrated client coverage teams comprised of senior management, a global relationship manager and regional and product specialists.

Attractive Business Model. Our business model features a diversified service offering and client base, recurring revenue streams, a variable cost structure, low capital requirements and a strong senior management team and workforce.

Diversified Service Offering and Client Base. Our broad service offering, global footprint and extensive client relationships provide us with a diversified revenue base. No individual client accounted for more than 3% of our revenues on a global basis in 2008. For 2008, we estimate that corporations accounted for approximately 39% of our revenue, insurance companies and banks accounted for approximately 23% of our revenue, pension funds and their advisors accounted for approximately 11% of our revenue, individuals and partnerships accounted for approximately 9% of our revenue, REITs accounted for approximately 5% of our revenue and other types of clients accounted for the remainder of our revenue.

Recurring Revenue Streams. Our years of strong local market presence have allowed us to develop significant repeat business from existing clients, which we estimate accounted for approximately 61% of our 2008 revenue. This includes referrals associated with our contractual fee-for-services businesses, which generally involve facilities management, property management and mortgage loan servicing, as well as asset management provided by CBRE Investors. Our contractual, fee-for-services business represented approximately 37% of our 2008 revenue.

Variable Cost Structure. Compensation is our largest expense and our sales and leasing professionals are generally paid on a commission and bonus basis, which correlates with our revenue performance. This cost structure provides us with flexibility to mitigate the negative effect on our operating margins during difficult market conditions, such as those experienced in 2008. However, our cost structure also includes significant other operating expenses that may not be correlated to our revenue performance, including office lease and information technology and other support services expanding along with insurance premiums.

Low Capital Requirements. Our business model is structured to provide value-added services with low capital intensity. During 2008, our net capital expenditures were 0.8% of our revenue.

Strong Senior Management Team and Workforce. Our most important asset is our people. We have recruited a talented and motivated workforce of approximately 30,000 employees worldwide, excluding affiliate offices, who are supported by a strong and deep senior management team consisting of a number of highly-respected executives, most of whom have over 20 years of broad experience in the real estate industry. In addition, we use equity compensation to align the interests of our senior management team with the interests of our stockholders.

Our Long-Term Business Strategy

We believe we have built the premier integrated global services platform in our industry, which gives us a distinct competitive advantage. We believe that we offer the commercial real estate services industry’s most complete suite of services and that we have a leadership position in many of the top business centers around the world. Our primary business objective is to leverage this platform on a global basis in order to garner an increasing share of industry revenues relative to our competitors. We believe this will enable us to maximize our long-term cash flow and sustain our competitive advantage. Our strategy to achieve these business objectives consists of several elements:

Focus on Improving Operating Efficiency. We have been focused for several years on efficiency improvements and contribution enhancements from our internal support services and functions including marketing, travel and entertainment as well as reassessments of total headcount. We believe our efforts have helped to lower operating costs, support profit margins and improve overall performance. For example, in 2008, we took aggressive actions to further improve efficiencies and contain costs in response to weakened macro market conditions. As a result of these actions, operating expenses as a percentage of revenue only increased slightly to 34.1% in 2008 versus 33.0% for the year ended December 31, 2007, despite the significant decline in revenue. Further, these cost reduction efforts will eliminate significantly more expenses for 2009. We will continue to look for ways to realize further operational efficiencies and cost savings in order to maximize our operating margins and cash flow in the future.

Increase Revenue from Large Clients. We plan to capitalize on our client management strategy for our large clients, which is designed to provide them with a full range of services globally while maximizing our revenue per client. We deliver these services through relationship management teams that are charged with thoroughly understanding our customers’ business and real estate strategies and matching our services to the customers’ requirements. The global relationship manager is a highly seasoned professional who is focused on maximizing revenue per client and who is compensated with a salary and a performance-based bonus. The team leader is supported by salaried professionals with specialized expertise, such as marketing, financial analysis and construction, and, as needed, taps into our field-level transaction professionals for execution of client strategies. We believe this approach to client management will lead to stronger client relationships and enable us to maximize cross-selling opportunities and capture a larger share of our clients’ commercial real estate services expenditures. For example:

•	we generated repeat business in 2008 from approximately 61% of our U.S. real estate sales and leasing clients;

•	more than 64% of our corporate services clients today purchase more than one service and, in many cases, more than two;

•	the square footage we manage for our 15 largest U.S. asset services clients has grown by approximately 316% since 2001; and

•

the 50 largest clients of the investment sales group within our U.S. real estate services line of business generated $85.2 million in revenues in 2008—up approximately 44% from $59.1 million for the top 50 investment sales clients in 2003.

Capitalize on Cross-selling Opportunities. Because we believe cross-selling represents a large growth opportunity within the commercial real estate services industry, we are committed to emphasizing this opportunity across all of our clients, services and regions. We organized dedicated teams to assist and supplement our local market professionals in the pursuit of major assignments and to foster increased cross-selling of the full range of our services. In addition, we have dedicated substantial resources and implemented several management initiatives to further develop cross-selling opportunities, including our intensive training programs for sales and management professionals as well as a customer relationship management database and sales management principles and incentives designed to improve individual productivity. We believe the combination of these initiatives will enable us to further penetrate local markets and better capitalize on our global platform.

Expansion through In-fill Acquisitions. Strategic acquisitions have been and will continue to be an integral component of our growth plans. Current market conditions have made new acquisitions more challenging, yet we believe that they will once again provide opportunities for growth in the business in the future. We completed in-fill acquisitions for an aggregate purchase price of approximately $181 million during 2008, primarily in the first half of the year. Our acquirees were generally either quality regional firms or niche specialty firms that complement our existing platform within a region, or affiliates in which, in some cases, we already held an equity interest. We believe that there are a number of other smaller firms throughout the world that may be suitable acquisition candidates for us. We expect that each of these acquisitions would generally be less than $100 million in total consideration and would add to our existing geographic and/or line of business platforms.

Our principal executive offices are located at 11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California 90025. Our main telephone number is (310) 405-8900.

Included or incorporated by reference in this prospectus is information regarding the commercial real estate market, historical office vacancy rates and absorption-to-completion ratios. This information was obtained from our subsidiary, CBRE Econometric Advisors (formerly known as Torto Wheaton Research), which provides this information to paid subscribers on a regular basis. CBRE Econometric Advisors provides real estate research data to many of the largest portfolio managers, insurance companies and pension funds in the United States.

Summary of the Terms of the Exchange Offer

On June 18, 2009, we issued and sold $450,000,000 aggregate principal amount of the outstanding notes in a transaction exempt from registration under the Securities Act. In this prospectus, the term “outstanding notes” refers to our 11.625% Senior Subordinated Notes due 2017 and the related guarantees, as issued and sold on that date. The term “exchange notes” refers to our 11.625% Senior Subordinated Notes due 2017 and the related guarantees, as registered under the Securities Act. The term “notes” refers, collectively, to the outstanding notes and the exchange notes.

The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General	In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to use our reasonable best efforts to complete the exchange offer within 220 days after the issuance date of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except as follows:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions are no longer applicable.

The Exchange Offer	We are offering to exchange up to $450,000,000 aggregate principal amount of our 11.625% Senior Subordinated Notes due 2017 and the related guarantees, which have been registered under the Securities Act, for any and all of our outstanding 11.625% Senior Subordinated Notes due 2017 and the related guarantees.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer expires at 5:00 p.m., New York City time, on , 2009, unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note bears interest at the rate of 11.625% per annum from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes. The interest on the notes is payable on June 15 and December 15 of each year, beginning on December 15, 2009. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the procedures under DTC’s Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—The Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The exchange notes will evidence the same debt as the corresponding outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture.

Issuer	CB Richard Ellis Services, Inc.

Securities Offered	$450,000,000 in aggregate principal amount of 11.625% Senior Subordinated Notes due 2017 and the related guarantees.

Maturity	June 15, 2017.

Interest Rate	The exchange notes bear interest at a rate of 11.625% per annum.

Interest Payment Dates	The interest on the exchange notes is payable on June 15 and December 15 of each year, beginning on December 15, 2009. Interest accrues from the original issuance date of the outstanding notes or from the most recent date on which interest has been paid on the notes.

Guarantees	CB Richard Ellis Group, Inc. and each subsidiary of CB Richard Ellis Services, Inc. that guarantees our obligations under the credit agreement will also fully and unconditionally guarantee the exchange notes on a senior subordinated unsecured basis. The guarantees by the guarantors of the exchange notes will be pari passu to all existing and future senior subordinated indebtedness of the guarantors.

Ranking

The exchange notes will be our senior subordinated unsecured obligations. They will rank equal in right of payment with our existing and future senior subordinated indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. The exchange notes will be subordinated to our existing and future senior indebtedness, effectively subordinated to all of our secured debt to the extent of the value of the assets securing such debt and structurally subordinated to all of the existing and future liabilities of our subsidiaries that do not guarantee the notes. As of June 30, 2009, CB Richard Ellis Services, Inc., excluding its subsidiaries, had approximately $1.8 billion of senior secured indebtedness. CB Richard Ellis Group, Inc. and each subsidiary guarantor of CB Richard Ellis Services, Inc., as the guarantors had approximately $1.9 billion of senior secured indebtedness, including guarantees of our indebtedness and short-term borrowings of $145.7 million related to our wholly-owned subsidiary, CBRE Capital Markets, Inc.’s warehouse lines of credit (principal outstanding thereunder not guaranteed by us) and $5.1 million of recourse notes payable on real estate. As of June 30, 2009, our non-guarantor subsidiaries had $617.3 million of indebtedness, of which $573.0 million is non-recourse to us.

Optional Redemption	At any time prior to June 15, 2013, we may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date, as described under the caption “Description of the Notes—Optional Redemption.” At any time and from time to time after June 15, 2013, we may redeem the exchange notes, in whole or in part, at the redemption prices specified under the caption “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Until June 15, 2012, we can choose to redeem the exchange notes in an amount not to exceed 35% of the principal amount of the exchange notes together with any additional notes issued under the indenture with money we or CB Richard Ellis Group, Inc. raises in certain equity offerings as described under the caption “Description of the Notes—Optional Redemption.”

Change of Control	If a change of control occurs, we must give holders of the exchange notes an opportunity to sell to us their exchange notes at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the purchase date, subject to certain conditions. See “Description of the Notes—Change of Control.”

Restrictive Covenants	The indenture governing the exchange notes contains covenants that limit our ability and the ability of certain of our subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•	make investments;

•	create restrictions on the payment of dividends or other amounts to us;

•	sell stock of our subsidiaries;

•	transfer or sell assets;

•	create liens;

•	enter into transactions with affiliates; and

•	enter into mergers or consolidations.

At such time as the ratings assigned to the exchange notes are investment grade ratings by both Moody’s Investors Service and Standard and Poor’s Ratings Services, the foregoing covenants will cease to be in effect with the exception of the covenants that contain limitations on, among other things, the designation of restricted and unrestricted subsidiaries, liens, and certain consolidations, mergers and transfers of assets. All of these restrictions and prohibitions are subject to a number of important qualifications and exceptions. See “Description of the Notes—Certain Covenants.”

Book-Entry	The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of the Notes—Book-Entry, Delivery and Form” and “Description of the Notes—Exchange of Global Notes for Certificated Notes.”

No Listing	The exchange notes will not be listed on any securities exchange or market.

Risk Factors

You should carefully consider all of the information included and incorporated by reference in this prospectus. See “Risk Factors” included in this prospectus beginning on page 19. In addition, you should review the information set forth under “Forward-Looking Statements” before deciding to tender your outstanding notes in the exchange offer.

Summary Historical Consolidated Financial Data

The following table sets forth our summary historical consolidated financial information for each of the three years in the period ended December 31, 2008 and for the six months ended June 30, 2008 and 2009. The statement of operations data, the statement of cash flows data and the other data for the years ended December 31, 2006, 2007 and 2008 and the balance sheet data as of December 31, 2007 and 2008 were derived from our audited consolidated financial statements included in our Current Report on Form 8-K filed with the SEC on September 11, 2009, which is incorporated by reference in this prospectus. The balance sheet data as of December 31, 2006 was derived from our audited consolidated financial statements that are not incorporated by reference in this prospectus. The statement of operations data, the statement of cash flows data and the other data for the six months ended June 30, 2008 and 2009 and the balance sheet data as of June 30, 2009 were derived from our unaudited consolidated financial statements included in our Form 10-Q for the quarterly period ended June 30, 2009, which is incorporated by reference in this prospectus.

The summary financial data presented below is not necessarily indicative of our results of future operations and should be read in conjunction with our consolidated financial statements and the information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the quarterly period ended June 30, 2009 and our Current Report on Form 8-K filed with the SEC on September 11, 2009, each of which is incorporated by reference in this prospectus.

Some of the financial data contained in this prospectus reflects the effects of, and may not total due to, rounding.

	Year Ended December 31,			Six Months Ended June 30,
	2006 (1)	2007	2008	2008	2009
	(dollars in thousands)
Statement of Operations Data:
Revenue	$4,032,027	$6,034,249	$5,128,817	$2,545,798	$1,846,116
Operating income (loss)	550,139	698,971	(788,469)	158,181	44,403
Interest income	9,822	29,004	17,762	9,707	3,542
Interest expense	45,007	162,991	167,156	84,565	82,216
Loss on extinguishment of debt	33,847	—	—	—	29,255
Income (loss) from continuing operations	324,691	399,746	(1,076,489)	29,410	(68,125)
Income from discontinued operations, net of income taxes	—	5,308	26,748	—	—
Net income (loss)	324,691	405,054	(1,049,741)	29,410	(68,125)
Net income (loss) attributable to non-controlling interests	6,120	14,549	(37,675)	(7,607)	(24,799)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	318,571	390,505	(1,012,066)	37,017	(43,326)

Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$430,044	$648,210	$(130,373)	$(380,067)	$(82,719)
Net cash used in investing activities	(2,061,933)	(284,421)	(419,009)	(274,200)	(63,550)
Net cash provided by (used in) financing activities	1,419,560	(277,253)	373,959	550,553	289,408

Other Data:
EBITDA (2)	$653,524	$834, 264	$457,021	$187,491	$106,820
Capital expenditures, net of concessions received	44,732	77,735	40,262	19,494	5,301
Ratio of earnings to fixed charges (3)	5.24	3.87	N/A	1.87	N/A

	As of December 31,			As of June 30, 2009
	2006 (1)	2007	2008
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$244,476	$342,874	$158,823	$309,520
Total assets	5,944,631	6,242,573	4,726,414	4,418,978
Long-term debt, including current portion	2,078,509	1,788,726	2,077,421	2,210,755
Notes payable on real estate (4)	347,033	466,032	617,663	572,215
Total liabilities	4,684,854	4,990,417	4,380,691	3,932,658
Total CB Richard Ellis Group, Inc. stockholders’ equity	1,181,641	988,543	114,686	273,466

Note:	We have not declared any cash dividends on our Class A common stock for the periods shown.

(1)	The results for the year ended December 31, 2006 include the operations of Trammell Crow Company from December 20, 2006, the date we acquired Trammell Crow Company.

(2)	EBITDA represents earnings before net interest expense, loss on extinguishment of debt, income taxes, depreciation and amortization, and goodwill and other non-amortizable intangible asset impairment. Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangible assets created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the operating performance of our various business segments and for other discretionary purposes, including as a significant component when measuring our operating performance under our employee incentive programs. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

EBITDA is calculated as follows:

	Year Ended December 31,			Six Months Ended June 30,
	2006	2007	2008	2008	2009
	(dollars in thousands)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$318,571	$390,505	$(1,012,066)	$37,017	$(43,326)
Add:
Depreciation and amortization (i)	67,595	113,694	102,909	48,824	49,558
Goodwill and other non-amortizable intangible asset impairment	—	—	1,159,406	—	—
Interest expense (ii)	45,007	164,829	167,805	84,565	82,216
Loss on extinguishment of debt	33,847	—	—	—	29,255
Provision for income taxes (iii)	198,326	194,255	56,853	26,792	(7,341)
Less:
Interest income (iv)	9,822	29,019	17,886	9,707	3,542

EBITDA (v)	$653,524	$834,264	$457,021	$187,491	$106,820

(i)	Includes depreciation and amortization related to discontinued operations of $0.4 million and $0.1 million for the years ended December 31, 2007 and 2008, respectively.

(ii)	Includes interest expense related to discontinued operations of $1.8 million and $0.6 million for the years ended December 31, 2007 and 2008, respectively.

(iii)	Includes provision for income taxes related to discontinued operations of $1.6 million and $6.0 million for the years ended December 31, 2007 and 2008, respectively.

(iv)	Includes interest income related to discontinued operations of $0.01 million and $0.1 million for the years ended December 31, 2007 and 2008, respectively.

(v)	Includes EBITDA related to discontinued operations of $6.5 million and $16.9 million for the years ended December 31, 2007 and 2008, respectively.

(3)	For purposes of calculating this ratio, earnings consist of the sum of (i) income (loss) from continuing operations before income taxes, (ii) distributed earnings of unconsolidated subsidiaries and (iii) fixed charges, minus equity income (loss) from unconsolidated subsidiaries. Fixed charges consist of the sum of (i) portion of rental expense applicable to interest, (ii) interest expense and (iii) loss on extinguishment of debt. The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2008 and the six months ended June 30, 2009. Additional earnings of $867.5 million and $32.9 million would be needed to have a one-to-one ratio of earnings to fixed charges for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

(4)	Notes payable on real estate disclosed here includes the current and long-term portions of notes payable on real estate as well as notes payable included in liabilities related to real estate and other assets held for sale.

RISK FACTORS

Before deciding to tender your outstanding notes in the exchange offer, you should consider the risks described below and the other information included or incorporated by reference in this prospectus. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In any such case, the market price of our exchange notes could decline and you could lose all or part of your investment. In addition, we may not be able to make payments of interest and principal on the exchange notes.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered, or exempt from registration, under the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—Summary of the Terms of the Exchange Offer” and “The Exchange Offer” for information on how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for listing of the exchange notes on a securities exchange or market. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to the Notes

We may not have the ability to raise the funds necessary to finance a change of control offer.

Upon the occurrence of a change of control, we will be required to offer to repurchase all of the notes. We cannot assure you that there will be sufficient funds available for us to make any required repurchases of the notes upon a change of control. In addition, our second amended and restated credit agreement provides that the occurrence of a change of control constitutes a default. Our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under the credit agreement. See “Description of the Notes—Change of Control.”

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under the subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee or, in some states, when payments become due under the subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the subsidiary guarantee and;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A subsidiary guarantee may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the subsidiary guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

The notes are not guaranteed by all of our subsidiaries.

The notes are not guaranteed by a number of our subsidiaries. As a result, if we default on our obligations under the notes, you will not have any claims against any of our subsidiaries that do not provide guarantees of the notes. Certain of our foreign subsidiaries are co-borrowers under our credit agreement but do not guarantee our obligations thereunder and also do not guarantee the notes. For the year ended December 31, 2008 and the six months ended June 30, 2009, revenues of our non-guarantor subsidiaries constituted approximately 40% and 39%, respectively, of our consolidated revenues, and operating (loss) income of such non-guarantor subsidiaries was approximately $(23.8) million and $8.1 million, respectively. As of June 30, 2009, the total assets of such non-guarantor subsidiaries constituted approximately 48% of our consolidated total assets, and the total indebtedness of such non-guarantor subsidiaries was $617.3 million, of which $573.0 million is non-recourse to us.

The notes are contractually junior in right of payment to our senior debt and the guarantees are contractually junior to all senior indebtedness of the guarantors.

The notes are contractually junior in right of payment to all of our senior indebtedness and the guarantees are contractually junior in right of payment to all senior indebtedness of the guarantors. As of June 30, 2009, CB Richard Ellis Services, Inc., excluding its subsidiaries, had approximately $1.8 billion of senior secured indebtedness. CB Richard Ellis Group, Inc. and each subsidiary guarantor of CB Richard Ellis Services, Inc., as the guarantors had approximately $1.9 billion of senior secured indebtedness, including guarantees of our indebtedness and short-term borrowings of $145.7 million related to our wholly-owned subsidiary, CBRE Capital Markets, Inc.’s warehouse lines of credit (principal outstanding thereunder not guaranteed by us) and $5.1 million of recourse notes payable on real estate.

We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including debt under our credit agreement, unless the indebtedness has been paid in full in cash or the default has been cured or waived. In addition, if certain other defaults regarding our senior indebtedness occur, we may not be permitted to pay any amount on the notes or any guarantee for a designated period of time. If we are, or any of the guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under our credit agreement and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. Accordingly, we may not have enough assets to pay you.

The notes were issued with original issue discount for U.S. federal income tax purposes.

The notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes. Consequently, in addition to the stated interest on the notes, U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations”) are required to include amounts representing the OID in gross income on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such income is attributable. For more information, see “Material U.S. Federal Income Tax Considerations.”

Ratings of the notes may affect the market price and marketability of the notes.

The notes are rated by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

Risks Relating to Our Business

The success of our business is significantly related to general economic conditions and, accordingly, our business has been and could continue to be harmed by the economic slowdown and downturn in real estate asset values, property sales and leasing activities.

Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, can reduce volumes for many of our business lines. These economic conditions have resulted in and could continue to result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce revenue from property management fees and brokerage commissions derived from property sales, leases and mortgage brokerage as well as revenues associated with investment management and/or development activities. In addition, these conditions have led and could continue to lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development. Because our development and investment strategy often entails making relatively modest investments alongside our investor clients, our ability to conduct these activities depends in part on the supply of investment capital for commercial real estate and related assets. Economic downturns have reduced, and may continue to reduce, the amount of loan originations and related servicing by our commercial mortgage brokerage business.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our debt level and the terms of our existing debt instruments, our exposure to adverse general economic conditions is heightened.

Recently, the availability and cost of credit, a declining real estate market (in particular, in those markets in which we have generated significant transaction revenues in the past, such as the United States) and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and a global recession. The fragility of the credit markets and the current economic environment have impacted real estate services companies like ours through liquidity restrictions, falling transaction volumes, lower real estate valuations, market volatility and fluctuations, and loss of confidence. Similar to other commercial real estate services firms, our transaction volumes fell throughout 2008 and the first half of 2009 and our stock price has declined significantly.

These negative general economic conditions could continue to reduce the overall amount of sale and leasing activity in the commercial real estate industry, and hence the demand for our services. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the United States and other countries. Our revenues and profitability depend on the overall demand for our services from our clients. While it is possible that the increase in the number of distressed sales and resulting decrease in asset prices will eventually translate to greater market activity, the current overall reduction in sales transaction volume continues to materially and adversely impact our business.

If the conditions prevalent in the economy and the real estate industry in 2008 continue for an extended period or worsen in the future, our business performance and profitability could continue to fall. If this were to occur, we could fail to comply with certain financial covenants in our credit agreement which would force us to seek another waiver and amendment with the lenders under our credit agreement, and no assurance can be given that we will be able to obtain any necessary waivers or amendments on satisfactory terms, if at all. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit agreement, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.

Recent adverse developments in the credit markets and the risk of continued market deterioration have adversely affected and may continue to adversely affect our business, results of operations and financial condition.

Our capital markets business, which includes debt and equity financing services, investment property sales, Global Investment Management and Development Services businesses, are sensitive to credit cost and availability as well as market place liquidity. Additionally, the revenues in all of our businesses are dependent to some extent on the overall volume of activity (and pricing) in the commercial real estate market. In 2008, the credit markets experienced a disruption of unprecedented magnitude. This disruption has reduced the availability and significantly increased the cost of most sources of funding. In some cases, these sources have been eliminated.

Disruptions in the credit markets have adversely affected, and may continue to adversely affect, our business of providing advisory services to owners, investors and occupiers of real estate in connection with the leasing, disposition and acquisition of property. If our clients are unable to procure credit on favorable terms, there may be fewer completed leasings, dispositions and acquisitions of property. For example, during 2007, we generated approximately 12% of our revenue from U.S. investment property sales and financing activities. For 2008, largely due to credit market and liquidity disruptions, our U.S. investment property sales and financing activities accounted for only approximately 7% of our revenue. U.S. investment property sales and financing activity remained weak through the first half of 2009. In addition, if purchasers of real estate are not able to procure favorable financing resulting in the lack of disposition opportunities for our funds and projects, our Global Investment Management and Development Services businesses will be unable to generate incentive fees and we may also experience losses of co-invested equity capital if the disruption causes a permanent decline in the value of investments made.

The scope of the recent credit market disruption has been well beyond what any market participant anticipated. As a result, the depth and duration of the current credit market and liquidity disruptions are impossible to predict. This limits our ability to develop future business plans and we believe that it limits the ability of other participants in the credit markets and commercial real estate markets to do so as well. This uncertainty may lead market participants to act more conservatively than in recent history, which may amplify decreases in demand and pricing in the markets we serve.

Our debt instruments impose operating and financial restrictions on us and, in the event of a default, all of our borrowings would become immediately due and payable.

Our debt instruments, including our credit agreement, impose, and the terms of any future debt may impose, operating and other restrictions on us and many of our subsidiaries. These restrictions will affect, and in many respects will limit or prohibit, our ability and our guarantor subsidiaries’ abilities to:

•	incur or guarantee additional indebtedness;

•	pay dividends or make distributions on capital stock or redeem or repurchase capital stock;

•	repurchase equity interests;

•	make investments;

•	create restrictions on the payment of dividends or other amounts to us;

•	transfer or sell assets, including the stock of subsidiaries;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale/leaseback transactions; and

•	enter into mergers or consolidations.

As detailed below, our credit agreement contains financial covenants that currently require us to maintain a maximum leverage ratio of Consolidated EBITDA (as defined in our credit agreement) to total debt less available cash and a minimum coverage ratio of interest. Our ability to meet these financial ratios can be affected by events beyond our control, and we cannot assure you that we will be able to meet those ratios when required. Due to the decline in Consolidated EBITDA in recent periods, and if our Consolidated EBITDA continues to decline in future periods, and we are unable to negotiate any additional amendment to our credit agreement, we may be unable to comply with the financial covenants under our credit agreement in future periods. We actively managed our cost structure during 2008 and are continuing to further reduce costs in 2009. As a result, our 2009 projections show that we will be in compliance with the minimum coverage ratio and the maximum leverage ratio. If 2009 revenues are less than we projected, we will take further actions within our control and believe that such actions would allow us to remain in compliance with our financial covenants.

A breach of any of these restrictive covenants or the inability to comply with the required financial ratios could result in a default under our debt instruments. If any such default occurs, the lenders under our credit agreement may elect to declare all outstanding borrowings, together with accrued interest and other fees, to be immediately due and payable. The lenders under our credit agreement also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay outstanding borrowings when due, the lenders under our credit agreement will have the right to proceed against the collateral granted to them to secure the debt, which collateral is described in the immediately following risk factor. If the debt under our credit agreement were to be accelerated, we cannot give assurance that this collateral would be sufficient to repay our debt.

The restrictions contained in our debt instruments could also:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance ongoing operations, strategic acquisitions, investments or other capital needs or to engage in other business activities that would be in our interest.

If we fail to meet our payment or other obligations under our credit agreement, the lenders under such credit agreement could foreclose on, and acquire control of, substantially all of our assets.

Our credit agreement is jointly and severally guaranteed by us and substantially all of our domestic subsidiaries. Borrowings under our credit agreement are secured by a pledge of substantially all of the capital stock of our U.S. subsidiaries and 65% of the capital stock of certain non-U.S. subsidiaries. In addition, in connection with any amendment to our credit agreement, we may need to grant additional collateral to the lenders.

Our substantial leverage and debt service obligations could harm our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

We are highly leveraged and have significant debt service obligations. We borrowed approximately $2.1 billion of term loans under our credit agreement in December 2006 to finance our acquisition of Trammell Crow Company and $300.0 million of additional term loans under our credit agreement in March 2008. As of June 30, 2009, we had $2.3 billion of total recourse debt outstanding. For the year ended December 31, 2008 and the six months ended June 30, 2009, our interest expense was approximately $167.2 million and $82.2 million, respectively. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of our indebtedness. In addition, we may incur additional debt from time to time to finance strategic acquisitions, investments, joint ventures or for other purposes, subject to the restrictions contained in the documents governing our indebtedness. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase. If we are required to seek an amendment to our credit agreement, our debt service obligations may be substantially increased.

Our debt could have other important consequences, which include, but are not limited to, the following:

•	we could be required to use a substantial portion of our cash flow from operations to pay principal and interest on our debt;

•

our interest expense could increase if interest rates increase because the loans under our credit agreement bear interest at floating rates (and only a portion of this debt is at fixed interest rates accomplished through interest rate swaps);

•

our leverage could increase our vulnerability to general economic downturns and adverse competitive and industry conditions, placing us at a disadvantage compared to those of our competitors that are less leveraged;

•	our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and in the commercial real estate services industry;

•

our failure to comply with the financial and other restrictive covenants in the documents governing our indebtedness, which, among other things, require us to maintain specified financial ratios and limit our ability to incur additional debt and sell assets, could result in an event of default that, if not cured or waived, results in foreclosure on substantially all of our assets; and

•

our level of debt may restrict us from raising additional financing on satisfactory terms to fund working capital, strategic acquisitions, investments, joint ventures and other general corporate requirements.

From time to time, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. rate our significant outstanding debt. These ratings and any downgrades thereof may impact our ability to borrow under any new agreements in the future, as well as the interest rates and other terms of any current or future borrowings, and could also cause a decline in the market price of our Class A common stock.

We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have sufficient earnings, we may be required to seek to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee that we will be able to do and which, if accomplished, may adversely impact our stock price.

We are not restricted in the amount of additional recourse debt we are able to incur, which may intensify the risks associated with our leverage, including our ability to service our indebtedness.

Subject to the maximum amounts of indebtedness permitted by our credit agreement covenants, we are not restricted in the amount of additional recourse debt we are able to incur in connection with the financing of our development activities, and we may in the future incur such indebtedness in order to decrease the amount of equity we invest in these activities. Subject to certain covenants in our various bank credit agreements, we are also not restricted in the amount of additional recourse debt CBRE Capital Markets may incur in connection with funding loan originations for multi-family properties having prior purchase commitments by a government sponsored entity.

The deteriorating financial condition and/or results of operations of certain of our clients could adversely affect our business.

We could be adversely affected by the actions and deteriorating financial condition and results of operations of certain of our clients. Our clients include companies in the financial services industry, including commercial banks, investment banks and insurance companies, as well as the automobile industry. Defaults or non-performance by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by one or more of our clients, which in turn, could have a material adverse effect on our results of operations and financial condition.

Any of our clients may experience a downturn in its business that may weaken its results of operations and financial condition. As a result, a client may fail to make payments when due, become insolvent or declare bankruptcy. For example, in 2008, a significant customer of our outsourcing business, Washington Mutual, was seized by federal regulators and sold to JPMorgan Chase Bank, N.A. Any client bankruptcy or insolvency, or the failure of any client to make payments when due could result in material losses to our company. In particular, if any of our significant clients becomes insolvent or suffers a downturn in its business, it may seriously harm our business. Bankruptcy filings by or relating to one of our clients could bar us from collecting pre-bankruptcy debts from that client. A client bankruptcy would delay our efforts to collect past due balances and could ultimately preclude full collection of these amounts. Any unsecured claim we hold against a bankrupt entity may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. We may recover substantially less than the full value of any unsecured claims in the event of the bankruptcy of a large client, which would adversely impact our financial condition. We expect that the increasing weakness in the global economy will put additional financial stress on clients, which may in turn negatively impact our ability to collect our receivables fully or in a timely manner.

Additionally, while no individual client accounted for more than 3% of our revenues on a global basis in 2008, certain corporate services and property management client agreements require that we advance payroll and other vendor costs on behalf of clients. If such a client were to file bankruptcy or otherwise fail, we may not be able to obtain reimbursement for the severance obligations we would incur as a result of the loss of the client.

Our goodwill and other intangible assets could become further impaired, which may require us to take significant non-cash charges against earnings.

Under current accounting guidelines, we must assess, at least annually and potentially more frequently, whether the value of our goodwill and other intangible assets has been impaired. Any impairment of goodwill or other intangible assets as a result of such analysis would result in a non-cash charge against earnings, which charge could materially adversely affect our reported results of operations and our stock price. Due to the continuing economic uncertainty and credit crisis, we determined in December 2008 that the negative impact of the current global economic slowdown and resulting decline in our stock price represented an adverse change in our business climate, requiring us to undertake an interim evaluation of our goodwill and other intangible assets for impairment. During the year ended December 31, 2008, we incurred charges of $1.2 billion in connection with the impairment of goodwill and other non-amortizable intangible assets. As of December 31, 2008, our recorded goodwill was approximately $1.3 billion; our other intangible assets, net of accumulated amortization, was approximately $311 million; and our total CB Richard Ellis Group, Inc. stockholders’ equity was approximately $115 million. As of December 31, 2008, our book value per share was $0.44. A significant and sustained decline in our future cash flows, a significant adverse change in the economic environment, slower growth rates or if our stock price falls below our net book value per share for a sustained period, it could result in the need to perform additional impairment analysis in future periods. If we were to conclude that a future write-down of goodwill or other intangible assets is necessary, then we would record such additional charges, which could materially adversely affect our results of operations.

Our success depends upon the retention of our senior management, as well as our ability to attract and retain qualified and experienced employees (including those acquired through acquisitions).

Our continued success is highly dependent upon the efforts of our executive officers and other key employees, including Brett White, our Chief Executive Officer and President. Mr. White and certain other key employees are not parties to employment agreements with us. We also are highly dependent upon the retention of our property sales and leasing professionals, who generate a significant majority of our revenues, as well as other revenue producing professionals. The departure of any of our key employees (including those acquired through acquisitions), or the loss of a significant number of key revenue producers, if we are unable to quickly hire and integrate qualified replacements, could cause our business, financial condition and results of operations to suffer. In addition, the growth of our business is largely dependent upon our ability to attract and retain qualified support personnel in all areas of our business, including brokerage and property management personnel. Competition for these personnel is intense and we may not be able to successfully recruit, integrate or retain sufficiently qualified personnel. We use equity incentives to retain and incentivize our key personnel. In 2008, our stock price declined significantly, resulting in the decline in value of our previously provided equity incentives, which may result in an increased risk of loss of these key personnel. If we are unable to attract and retain these qualified personnel, our growth may be limited and our business and operating results could suffer.

Our international operations subject us to social, political and economic risks of doing business in foreign countries.

We conduct a significant portion of our business and employ a substantial number of people outside of the United States and as a result, we are subject to risks associated with doing business globally. During 2008, we generated approximately 39% of our revenue from operations outside the United States. Circumstances and developments related to international operations that could negatively affect our business, financial condition or results of operations include, but are not limited to, the following factors:

•	difficulties and costs of staffing and managing international operations in certain regions;

•	currency restrictions, which may prevent the transfer of capital and profits to the United States;

•	unexpected changes in regulatory requirements;

•	potentially adverse tax consequences;

•	the responsibility of complying with multiple and potentially conflicting laws, e.g., with respect to corrupt practices, employment and licensing;

•	the impact of regional or country-specific business cycles and economic instability;

•	the geographic, language and cultural differences among personnel in different areas of the world;

•

greater difficulty in collecting accounts receivable in some geographic regions such as Asia, where many countries have underdeveloped insolvency laws and clients are often slow to pay, and in some European countries, where clients also tend to delay payments;

•	political instability; and

•	foreign ownership restrictions with respect to operations in countries such as China.

We have committed additional resources to expand our worldwide sales and marketing activities, to globalize our service offerings and products in selected markets and to develop local sales and support channels. If we are unable to successfully implement these plans, to maintain adequate long-term strategies that successfully manage the risks associated with our global business or to adequately manage operational fluctuations, our business, financial condition or results of operations could be harmed.

In addition, our international operations and, specifically, the ability of our non-U.S. subsidiaries to dividend or otherwise transfer cash among our subsidiaries, including transfers of cash to pay interest and principal on our debt, may be affected by currency exchange control regulations, transfer pricing regulations and potentially adverse tax consequences, among other things.

Our revenue and earnings may be adversely affected by foreign currency fluctuations.

Our revenue from non-U.S. operations is denominated primarily in the local currency where the associated revenue was earned. During 2008, approximately 39% of our revenue was transacted in currencies of foreign countries, the majority of which included the Euro, the British pound sterling, the Canadian dollar, the Hong Kong dollar, the Japanese yen, the Singapore dollar, the Australian dollar and the Indian rupee. Thus, we may experience fluctuations in revenues and earnings because of corresponding fluctuations in foreign currency exchange rates.

We have made significant acquisitions of non-U.S. companies and we may acquire additional foreign companies in the future. As we increase our foreign operations, fluctuations in the value of the U.S. dollar relative to the other currencies in which we may generate earnings could adversely affect our business, financial condition and operating results. Due to the constantly changing currency exposures to which we are subject and the volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations upon future operating results. In addition, fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our reported results of operations.

From time to time, our management uses currency hedging instruments, including foreign currency forward and option contracts and borrows in foreign currencies. Economic risks associated with these hedging instruments include unexpected fluctuations in inflation rates, which impact cash flow relative to paying down debt, and unexpected changes in the underlying net asset position.

Our growth has benefited significantly from acquisitions, which may not be available in the future.

A significant component of our growth has occurred through acquisitions, including our acquisition of Insignia in July 2003 and our acquisition of Trammell Crow Company in December 2006. Any future growth through acquisitions will be partially dependent upon the continued availability of suitable acquisition candidates at favorable prices and upon advantageous terms and conditions, which may not be available to us, as well as sufficient liquidity and credit to fund these acquisitions. In addition, acquisitions involve risks that the businesses acquired will not perform in accordance with expectations and that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect. Future acquisitions and any necessary related financings also may involve significant transaction-related expenses. For example, through December 31, 2008, we incurred $200.9 million of transaction-related expenditures in connection with our acquisition of Insignia in 2003 and $196.6 million of transaction-related expenditures in connection with our acquisition of

Trammell Crow Company in 2006. Transaction-related expenditures include severance costs, lease termination costs, transaction costs, deferred financing costs and merger-related costs, among others. We incurred our final transaction expenditures with respect to the Insignia acquisition in the third quarter of 2004 and the Trammell Crow Company acquisition in the fourth quarter of 2007.

If we acquire companies in the future, we may experience integration costs and the acquired businesses may not perform as we expect.

We have had, and may continue to experience, difficulties in integrating operations and accounting systems acquired from other companies. These challenges include the diversion of management’s attention from other business concerns and the potential loss of our key employees or those of the acquired operations. We believe that most acquisitions will initially have an adverse impact on operating and net income. Acquisitions also frequently involve significant costs related to integrating information technology, accounting and management services and rationalizing personnel levels. In connection with the Insignia acquisition, we have incurred $41.9 million of expenses through December 31, 2008, which are related to the integration of Insignia’s business lines, as well as accounting and other systems, into our own. Additionally, through December 31, 2008, we have incurred $53.5 million of integration expenses associated with the acquisition of Trammell Crow Company.

If we are unable to fully integrate the accounting and other systems of the businesses we acquire, we may not be able to effectively manage them. Moreover, the integration process itself may be disruptive to our business as it requires coordination of geographically diverse organizations and implementation of new accounting and information technology systems.

If the properties that we manage fail to perform, then our financial condition and results of operations could be harmed.

The revenue we generate from our asset services line of business is generally a percentage of aggregate rent collections from properties, although many management agreements provide for a specified minimum management fee. Accordingly, our success partially depends upon the performance of the properties we manage. The performance of these properties will depend upon the following factors, among others, many of which are partially or completely outside of our control:

•	our ability to attract and retain creditworthy tenants;

•	the magnitude of defaults by tenants under their respective leases;

•	our ability to control operating expenses;

•	governmental regulations, local rent control or stabilization ordinances which are in, or may be put into, effect;

•	various uninsurable risks;

•	financial conditions prevailing generally and in the areas in which these properties are located;

•	the nature and extent of competitive properties; and

•	the real estate market generally.

Our real estate investment and co-investment activities subject us to real estate investment risks which could cause fluctuations in earnings and cash flow.

An important part of the strategy for our Global Investment Management business involves investing our capital in certain real estate investments with our clients. As of December 31, 2008, we had committed $61.9 million to fund future co-investments. We expect that approximately $50.7 million of these commitments will be funded during 2009. In addition to required future capital contributions, some of the co-investment entities may request additional capital from us and our subsidiaries holding investments in those assets, and the failure to provide these contributions could have adverse consequences to our interests in these investments. These adverse consequences could include damage to our reputation with our co-investment partners and clients, as well as the necessity of obtaining alternative funding from other sources that may be on disadvantageous terms for us and the other co-investors. Providing co-investment financing is a very important part of our Global Investment Management business, which would suffer if we were unable to make these investments. Although our debt instruments contain restrictions that limit our ability to provide capital to the entities holding direct or indirect interests in co-investments, we may provide this capital in many instances.

Selective investment in real estate projects is an important part of our Development Services business strategy and there is an inherent risk of loss of our investment. As of December 31, 2008, we had approximately 70 consolidated real estate projects with invested equity of $45.3 million and $4.1 million of notes payable on real estate that are recourse to us (in addition to being recourse to the single-purpose entity that holds the real estate asset and is the primary obligor on the note payable). In addition, at December 31, 2008, we were involved as a principal (in most cases, co-investing with our clients) in approximately 40 unconsolidated real estate subsidiaries with invested equity of $53.0 million and had committed additional capital to these unconsolidated subsidiaries of $36.5 million. We also guaranteed notes payable of these unconsolidated subsidiaries of $6.5 million.

During the ordinary course of our Development Services business, we provide numerous completion and budget guarantees relating to development projects. Each of these guarantees requires us to complete the relevant project within a specified timeframe and/or within a specified budget, with us potentially being liable for costs to complete in excess of such timeframe or budget. While we generally have “guaranteed maximum price” contracts with reputable general contractors with respect to projects for which we provide these guarantees (which are intended to pass most of the risk to such contractors), there can be no assurance that we will not have to perform under any such guarantees. If we are required to perform under a significant number of such guarantees, it could harm our business, results of operations and financial condition.

Because the disposition of a single significant investment can impact our financial performance in any period, our real estate investment activities could increase fluctuations in our net earnings and cash flow. In many cases, we have limited control over the timing of the disposition of these investments and the recognition of any related gain or loss. The current economic environment has further reduced opportunities for disposition of these investments. Risks associated with these activities include, but are not limited to, the following:

•	losses from investments;

•

difficulties associated with international co-investments described in “—Our international operations subject us to social, political and economic risks of doing business in foreign countries” and “—Our revenue and earnings may be adversely affected by foreign currency fluctuations;” and

•	potential lack of control over the disposition of any co-investments and the timing of the recognition of gains, losses or potential incentive participation fees.

Our joint venture activities involve unique risks that are often outside of our control which, if realized, could harm our business.

We have utilized joint ventures for commercial investments and local brokerage and other affiliations both in the United States and internationally, and although we currently have no specific plans to do so, we may acquire minority interests in other joint ventures in the future. In many of these joint ventures, we may not have the right or power to direct the management and policies of the joint ventures and other participants may take action contrary to our instructions or requests and against our policies and objectives. In addition, the other participants may become bankrupt or have economic or other business interests or goals that are inconsistent with ours. If a joint venture participant acts contrary to our interest, it could harm our business, results of operations and financial condition.

We have numerous significant competitors and potential future competitors, some of which may have greater financial and operational resources than we do.

We compete across a variety of business disciplines within the commercial real estate services industry, including investment management, tenant representation, corporate services, construction and development management, property management, agency leasing, valuation and commercial mortgage brokerage. With respect to each of our business disciplines, we cannot give assurance that we will be able to continue to compete effectively or maintain our current fee arrangements or margin levels or that we will not encounter increased competition. Each of the business disciplines in which we compete is highly competitive on an international, national, regional and local level. Although we are the largest commercial real estate services firm in the world in terms of 2008 revenue, our relative competitive position varies significantly across product and service categories and geographic areas. Depending on the product or service, we face competition from other real estate service providers, in-house corporate real estate departments, developers, institutional lenders, insurance companies, investment banking firms, investment managers, and accounting and consulting firms, some of which may have greater financial resources than we do. In addition, future changes in laws could lead to the entry of other competitors, such as financial institutions. Many of our competitors are local or regional firms. Although substantially smaller than us, some of these competitors are larger on a local or regional basis. We are also subject to competition from other large national and multi-national firms that have similar service competencies to ours. There has been a significant increase in recent years in real estate ownership by REITs, many of which self-manage most of their real estate assets. Continuation of this trend could shrink the asset base available to be managed by third-party service providers and thereby decrease the demand for our services. In general, there can be no assurance that we will be able to compete effectively, to maintain current fee levels or margins, or maintain or increase our market share.

A significant portion of our operations are concentrated in California and our business could be harmed due to the ongoing economic downturn in the California real estate markets.

During 2008 and 2007, approximately 10% of our revenue was generated from transactions originating in California. As a result of the geographic concentration in California, the current economic downturn in the California commercial real estate market and in the local economies in San Diego, Los Angeles and Orange County could harm our results of operations. Negative conditions in these or other significant commercial real estate submarkets could disproportionately affect our business as compared to competitors who have less or different geographic concentrations.

Our results of operations vary significantly among quarters during each calendar year, which makes comparisons of our quarterly results difficult.

A significant portion of our revenue is seasonal. Historically, this seasonality has caused our revenue, operating income, net income and cash flow from operating activities to be lower in the first two quarters and higher in the third and fourth quarters of each year. The concentration of earnings and cash flow in the fourth quarter is due to an industry-wide focus on completing transactions toward the fiscal year-end. This has historically resulted in lower profits or a loss in the first and second quarters, with profits growing (or losses decreasing) in each subsequent quarter. This variance among quarters during each calendar year makes comparison between such quarters difficult, but does not generally affect the comparison of the same quarters during different calendar years.

We license the use of the Trammell Crow trade name and this license is not exclusive and may be revoked.

We have a license agreement with an affiliate of Crow Holdings that allows us to use the name “Trammell Crow” perpetually throughout the world in any business except the residential real estate business, although we can use this name in serving certain mixed-use properties or in providing investment sales brokerage services to buyers and sellers of multi-family residential facilities. This license can be revoked if we fail to maintain certain quality standards or infringe upon certain of the licensor’s intellectual property rights. If we lose the right to use the Trammell Crow name, our Development Services business could suffer significantly.

The license agreement permits certain existing uses of the name “Trammell Crow” by affiliates of Crow Holdings. The use of the Trammell Crow name or other similar names by third parties may create confusion or reduce the value associated with the Trammell Crow name.

If we fail to comply with laws and regulations applicable to us in our role as a real estate broker, mortgage broker, property/facility manager or developer, we may incur significant financial penalties.

We are subject to numerous federal, state, local and non-U.S. laws and regulations specific to the services we perform in our business, as well as laws of broader applicability, such as tax, securities and employment laws. Brokerage of real estate sales and leasing transactions and the provision of property management and valuation services require us to maintain applicable licenses in each U.S. state in which we perform these services. If we fail to maintain our licenses or conduct these activities without a license, or violate any of the regulations covering our licenses, we may be required to pay fines (including treble damages in certain states) or return commissions received or have our licenses suspended or revoked. In addition, our indirect wholly-owned subsidiary, CBRE Investors, is subject to laws and regulations as a registered investment advisor and compliance failures or regulatory action could adversely affect our business. As the size and scope of commercial real estate transactions have increased significantly during the past several years, both the difficulty of ensuring compliance with numerous state licensing regimes and the possible loss resulting from non-compliance have increased. Furthermore, the laws and regulations applicable to our business, both within and outside of the United States, also may change in ways that increase the costs of compliance.

We may have liabilities in connection with real estate brokerage and property management activities.

As a licensed real estate broker, we and our licensed employees are subject to regulatory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject us or our employees to litigation from parties who purchased, sold or leased properties that we or they brokered or managed. We could become subject to claims by participants in real estate sales, as well as building owners and companies for whom we provide management services, claiming that we did not fulfill our regulatory and fiduciary obligations.

In addition, in our property management business, we hire and supervise third-party contractors to provide construction and engineering services for our managed properties. While our role is limited to that of an agent for the owner, we may be subject to claims for construction defects or other similar actions. Adverse outcomes of real estate brokerage or property management litigation could negatively impact our business, financial condition or results of operations.

We may be subject to environmental liability as a result of our role as a property or facility manager or developer of real estate.

Various laws and regulations impose liability on real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at a property. In our role as a property or facility manager or developer, we could be held liable as an operator for such costs. This liability may be imposed without regard to the legality of the original actions and without regard to whether we knew of, or were responsible for, the presence of the hazardous or toxic substances. Liability under some of these laws may be joint and several, meaning that one liable party could be held responsible for all costs related to a contaminated site despite the existence of other liable parties. If we fail to disclose environmental issues, we could also be liable to a buyer or lessee of a property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. If we incur any such liability, our business could suffer significantly. Additionally, liabilities incurred to comply with more stringent future environmental requirements could adversely affect any or all of our lines of business.

FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. The words “anticipate,” “believe,” “could,” “should,” “propose,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases are used in this prospectus to identify forward-looking statements. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

These forward-looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements.

The following factors are among those, but are not only those, that may cause actual results to differ materially from the forward-looking statements:

•

disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated, such as the recent recessions in the United States and many European and Asian economies;

•

the continued volatility and disruption of the capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors impacting the value of real estate assets;

•	increases in unemployment and general slowdowns in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service our existing and future indebtedness;

•	our ability to reduce debt and achieve cash interest savings;

•	our ability to comply with the financial ratio covenants under our credit agreement;

•	the impairment or weakened financial condition of certain of our clients;

•	client actions to restrain project spending and reduce outsourced staffing levels as well as the potential loss of clients due to consolidation or bankruptcies in our outsourcing business;

•	the impairment of our goodwill and other intangible assets as a result of business deterioration or our stock price falling;

•	our ability to achieve estimated cost savings in connection with our existing or future cost reduction plans and achieve improvements in operating efficiency;

•	our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to attract new user and investor clients;

•	our ability to retain major clients and renew related contracts;

•	a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would impact our revenues and operating performance;

•

changes in the key components of revenue growth for large commercial real estate services companies, including consolidation of client accounts and increasing levels of institutional ownership of commercial real estate;

•	trends in use of large, full-service real estate providers;

•	trends in pricing for commercial real estate services;

•	tax deductions that may be available to us in connection with distributions in 2009 to participants under our U.S. deferred compensation plans;

•	changes in tax laws in the United States or in other jurisdictions in which our business may be concentrated that reduce or eliminate deductions or other tax benefits we receive;

•	our ability to maximize cross-selling opportunities;

•	diversification of our client base;

•	our ability to compete globally, or in specific geographic markets or business segments that are material to us;

•	changes in social, political and economic conditions in the foreign countries in which we operate;

•	our ability to manage fluctuations in net earnings and cash flow, which could result from our participation as a principal in real estate investments;

•	variability in our results of operations among quarters;

•	future acquisitions may not be available at favorable prices or upon advantageous terms and conditions;

•	costs relating to the acquisition of businesses we may acquire could be higher than anticipated;

•	integration issues arising out of our acquisition of companies, including our ability to improve operating efficiencies as much as anticipated;

•	our ability to leverage our global services platform to maximize and sustain long-term cash flow;

•	our failure to comply with the laws and regulations applicable to real estate brokerage and mortgage transactions;

•	our exposure to liabilities in connection with real estate brokerage and property management activities;

•	the failure of properties managed by us to perform as anticipated;

•	the success of our co-investment and joint venture activities;

•	the failure of our Global Investment Management segment to comply with applicable laws and regulations governing its role as a registered investment advisor;

•	the ability of our Global Investment Management segment to realize values in investment funds sufficient to offset incentive compensation expense related thereto;

•	our ability to sufficiently protect our intellectual property, including protection of our global brand;

•	liabilities under guarantees, or for construction defects, that we incur in our Development Services business;

•	the ability of CBRE Capital Markets to periodically amend, or replace, on satisfactory terms the agreements for its warehouse lines of credit;

•	the effect of implementation of new tax and accounting rules and standards; and

•

the other factors described elsewhere in this prospectus or in any document incorporated by reference herein, including our annual report on Form 10-K for the fiscal year ended December 31, 2008 and our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009.

For a more detailed discussion of these and other factors, see “Risk Factors” included in this prospectus. Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Additional information concerning these and other risks and uncertainties is contained in our other periodic filings with the SEC that are incorporated by reference in this prospectus.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth the capitalization of CB Richard Ellis Group, Inc. as of June 30, 2009.

All of the long-term debt described below is recourse to CB Richard Ellis Group, Inc. and its subsidiaries. Long-term debt does not include short-term borrowings, including warehouse lines of credit.

As of June 30, 2009
(in thousands)
Long-term debt:
Credit agreement (including current portion) (1)	$1,773,250
11.625% senior subordinated notes due 2017, net of unamortized discount of $14,014 at June 30, 2009	435,986
Other long-term debt (including current portion)	1,519

Total long-term debt (2)	2,210,755
Total CB Richard Ellis Group, Inc. stockholders’ equity	273,466

Total capitalization	$2,484,221

(1)	Includes current maturities of term loans of $108.5 million and excludes outstanding revolving credit loans of $48.8 million.

(2)	Excludes $572.2 million of notes payable on real estate. At June 30, 2009, $5.1 million of the non-current portion of notes payable on real estate were recourse to us, beyond being recourse to the single-purpose entity that held the real estate asset and was the primary obligor on the note payable.

SELECTED FINANCIAL DATA

The following table sets forth our selected historical consolidated financial information for each of the five years in the period ended December 31, 2008 and for the six months ended June 30, 2008 and 2009. The statement of operations data, the statement of cash flows data and the other data for the years ended December 31, 2006, 2007 and 2008 and the balance sheet data as of December 31, 2007 and 2008 were derived from our audited consolidated financial statements included in our Current Report on Form 8-K filed with the SEC on September 11, 2009. The statement of operations data, the statement of cash flows data and the other data for the years ended December 31, 2004 and 2005, and the balance sheet data as of December 31, 2004, 2005 and 2006 were derived from our audited consolidated financial statements for the appropriate corresponding fiscal year ends that are not incorporated by reference in this prospectus. The statement of operations data, the statement of cash flows data and the other data for the six months ended June 30, 2008 and 2009 and the balance sheet data as of June 30, 2009 were derived from our unaudited consolidated financial statements included in our Form 10-Q for the quarterly period ended June 30, 2009, which is incorporated by reference in this prospectus.

The selected financial data presented below is not necessarily indicative of our results of future operations and should be read in conjunction with our consolidated financial statements and the information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-Q for the quarterly period ended June 30, 2009 and our Current Report on Form 8-K filed with the SEC on September 11, 2009, each of which is incorporated by reference in this prospectus.

Some of the financial data contained in this prospectus reflects the effects of, and may not total due to, rounding.

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006 (1)	2007	2008	2008	2009
	(dollars in thousands, except share data)
Statement of Operations Data:
Revenue	$2,647,073	$3,194,026	$4,032,027	$6,034,249	$5,128,817	$2,545,798	$1,846,116
Operating income (loss)	171,008	372,406	550,139	698,971	(788,469)	158,181	44,403
Interest income	6,926	11,221	9,822	29,004	17,762	9,707	3,542
Interest expense	68,080	56,281	45,007	162,991	167,156	84,565	82,216
Loss on extinguishment of debt	21,075	7,386	33,847	—	—	—	29,255
Income (loss) from continuing operations	66,227	219,504	324,691	399,746	(1,076,489)	29,410	(68,125)
Income from discontinued operations, net of income taxes	—	—	—	5,308	26,748	—	—
Net income (loss)	66,227	219,504	324,691	405,054	(1,049,741)	29,410	(68,125)
Net income (loss) attributable to non-controlling interests	1,502	2,163	6,120	14,549	(37,675)	(7,607)	(24,799)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	64,725	217,341	318,571	390,505	(1,012,066)	37,017	(43,326)

EPS (2) (3):
Basic income (loss) per share attributable to CB Richard Ellis Group, Inc. shareholders
Income (loss) from continuing operations attributable to CB Richard Ellis Group, Inc. shareholders	$0.32	$0.98	$1.41	$1.70	$(4.86)	$0.18	$(0.16)
Income from discontinued operations, net of income taxes, attributable to CB Richard Ellis Group, Inc. shareholders	—	—	—	0.01	0.05	—	—

Net income (loss) attributable to CB Richard Ellis Group, Inc. shareholders	$0.32	$0.98	$1.41	$1.71	$(4.81)	$0.18	$(0.16)

Diluted income (loss) per share attributable to CB Richard Ellis Group, Inc. shareholders
Income (loss) from continuing operations attributable to CB Richard Ellis Group, Inc. shareholders	$0.30	$0.95	$1.35	$1.65	$(4.86)	$0.18	$(0.16)
Income from discontinued operations, net of income taxes, attributable to CB Richard Ellis Group, Inc. shareholders	—	—	—	0.01	0.05	—	—

Net income (loss) attributable to CB Richard Ellis Group, Inc. shareholders	$0.30	$0.95	$1.35	$1.66	$(4.81)	$0.18	$(0.16)

Weighted average shares:
Basic	203,326,218	222,129,066	226,685,122	228,476,724	210,539,032	203,273,086	263,851,431
Diluted	214,035,219	229,855,056	235,118,341	234,978,464	210,539,032	208,059,701	263,851,431

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006 (1)	2007	2008	2008	2009
	(dollars in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$187,207	$359,656	$ 430,044	$648,210	$(130,373)	$(380,067)	$ (82,719)
Net cash used in investing activities	(28,351)	(115,509)	(2,061,933)	(284,421)	(419,009)	(274,200)	(63,550)
Net cash (used in) provided by financing activities	(67,366)	(47,272)	1,419,560	(277,253)	373,959	550,553	289,408
Other Data:
EBITDA (4)	$245,340	$454,184	$ 653,524	$834,264	$457,021	$187,491	$ 106,820
Capital expenditures, net of concessions received	39,256	33,478	44,732	77,735	40,262	19,494	5,301
Ratio of earnings to fixed charges (5)	1.78	4.30	5.24	3.87	N/A	1.87	N/A

	As of December 31,					As of June 30, 2009
	2004	2005	2006 (1)	2007	2008
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$ 256,896	$ 449,289	$ 244,476	$ 342,874	$ 158,823	$ 309,520
Total assets	2,271,636	2,815,672	5,944,631	6,242,573	4,726,414	4,418,978
Long-term debt, including current portion	612,838	561,069	2,078,509	1,788,726	2,077,421	2,210,755
Notes payable on real estate (6)	—	—	347,033	466,032	617,663	572,215
Total liabilities	1,705,763	2,015,163	4,684,854	4,990,417	4,380,691	3,932,658
Total CB Richard Ellis Group, Inc. stockholders’ equity	559,948	793,685	1,181,641	988,543	114,686	273,466

Note: We have not declared any cash dividends on our Class A common stock for the periods shown.

(1)	The results for the year ended December 31, 2006 include the operations of Trammell Crow Company from December 20, 2006, the date we acquired Trammell Crow Company.

(2)	EPS represents (loss) earnings per share. See (Loss) Earnings Per Share information in Note 19 of our notes to consolidated financial statements included in our Current Report on Form 8-K filed with the SEC on September 11, 2009.

(3)	On April 28, 2006, our board of directors approved a three-for-one stock split of our Class A common stock effected as a 100% stock dividend, which was distributed on June 1, 2006. The applicable share and per share data for all periods presented has been restated to give effect to this stock split.

(4)	EBITDA represents earnings before net interest expense, loss on extinguishment of debt, income taxes, depreciation and amortization, and goodwill and other non-amortizable intangible asset impairment. Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangible assets created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the operating performance of our various business segments and for other discretionary purposes, including as a significant component when measuring our operating performance under our employee incentive programs. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

EBITDA is calculated as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007	2008	2008	2009
	(dollars in thousands)
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$64,725	$217,341	$318,571	$390,505	$(1,012,066)	$ 37,017	$(43,326)
Add:
Depreciation and amortization (i)	54,857	45,516	67,595	113,694	102,909	48,824	49,558
Goodwill and other non-amortizable intangible asset impairment	—	—	—	—	1,159,406	—	—
Interest expense (ii)	68,080	56,281	45,007	164,829	167,805	84,565	82,216
Loss on extinguishment of debt	21,075	7,386	33,847	—	—	—	29,255
Provision for income taxes (iii)	43,529	138,881	198,326	194,255	56,853	26,792	(7,341)
Less:
Interest income (iv)	6,926	11,221	9,822	29,019	17,886	9,707	3,542

EBITDA (v)	$245,340	$454,184	$653,524	$834,264	$457,021	$187,491	$106,820

(i)	Includes depreciation and amortization related to discontinued operations of $0.4 million and $0.1 million for the years ended December 31, 2007 and 2008, respectively.

(ii)	Includes interest expense related to discontinued operations of $1.8 million and $0.6 million for the years ended December 31, 2007 and 2008, respectively.

(iii)	Includes provision for income taxes related to discontinued operations of $1.6 million and $6.0 million for the years ended December 31, 2007 and 2008, respectively.

(iv)	Includes interest income related to discontinued operations of $0.01 million and $0.1 million for the years ended December 31, 2007 and 2008, respectively.

(v)	Includes EBITDA related to discontinued operations of $6.5 million and $16.9 million for the years ended December 31, 2007 and 2008, respectively.

(5)	For purposes of calculating this ratio, earnings consist of the sum of (i) income (loss) from continuing operations before income taxes, (ii) distributed earnings of unconsolidated subsidiaries and (iii) fixed charges, minus equity income (loss) from unconsolidated subsidiaries. Fixed charges consist of the sum of (i) portion of rental expense applicable to interest, (ii) interest expense and (iii) loss on extinguishment of debt. The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2008 and the six months ended June 30, 2009. Additional earnings of $867.5 million and $32.9 million would be needed to have a one-to-one ratio of earnings to fixed charges for the year ended December 31, 2008 and the six months ended June 30, 2009, respectively.

(6)	Notes payable on real estate disclosed here includes the current and long-term portions of notes payable on real estate as well as notes payable included in liabilities related to real estate and other assets held for sale.

THE EXCHANGE OFFER

General

We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer.

As of the date of this prospectus, $450,000,000 aggregate principal amount of 11.625% Senior Subordinated Notes due 2017 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about                     , 2009. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

In connection with the private offering and sale of the outstanding notes, we and the guarantors of the notes entered into a registration rights agreement with the initial purchasers of the outstanding notes under which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The following description of the registration rights agreement is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreement. For further information, please refer to the registration rights agreement that we filed as an exhibit to the CB Richard Ellis Group, Inc.’s Current Report on Form 8-K filed with the SEC on June 23, 2009. We also agreed to use our reasonable best efforts to cause a registration statement relating to the exchange notes to be declared effective within 180 days after the issuance date of the outstanding notes and to cause the exchange offer to be consummated within 220 days after the issuance date of the outstanding notes. The exchange notes have terms identical in all material respects to the terms of the corresponding outstanding notes, except that the exchange notes are registered under the Securities Act, and do not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes were issued on June 18, 2009.

Pursuant to the registration rights agreement and under the circumstances set forth below, we and the guarantors of the notes will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•

if we determine that this exchange offer is not permitted or may not be completed as soon as practicable after the last date for acceptance of exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC;

•	if for any other reason the exchange offer is not consummated within 220 days after the issuance date of the outstanding notes;

•	upon receipt of a written request from any initial purchaser representing that it holds outstanding notes that are or were ineligible to be exchanged in this exchange offer;

•	any holder is prohibited by law or SEC policy from participating in the exchange offer and the holder requests that a shelf registration statement be filed; or

•	any holder that participates in the exchange offer and does not receive freely tradable exchange notes on the day of the exchange and the holder requests that a shelf registration statement be filed.

If we fail to comply with specified obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes. These obligations include:

•

the obligation to cause the exchange offer registration statement or a shelf registration statement, if required, to be filed within the applicable timeframes required by the registration rights agreement;

•

the obligation to cause the exchange offer registration statement or a shelf registration statement, if required, to be declared effective within the applicable timeframes required by the registration rights agreement;

•	the obligation to consummate the exchange offer within 40 days after the SEC declares the registration statement effective; and

•

the obligation to keep the exchange offer registration statement or the shelf registration statement, as the case may be, effective and usable during the periods specified in the registration rights agreement.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you will acquire the exchange notes in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•

you are not our “affiliate” or an “affiliate” of any guarantor of the notes, as defined by Rule 405 of the Securities Act, or if you are an “affiliate,” you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes are identical in all material respects to the form and terms of the corresponding outstanding notes, except that the exchange notes do not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the corresponding outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued, and the exchange notes and the outstanding notes will constitute a single class for all purposes under the indenture. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $450,000,000 aggregate principal amount of 11.625% Senior Subordinated Notes due 2017 is outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

Holders do not have any appraisal rights or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such outstanding notes have under the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2009, which is the 21st business day after the date of this prospectus. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

If we extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only if we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

•

the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Securities Exchange Act or without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, violates any applicable law or interpretation of the staff of the SEC;

•

any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, and any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•	we shall not have obtained all governmental approvals that we deem necessary for the consummation of the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering Outstanding Notes;” and

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of such extension. During any such extensions, all outstanding notes previously tendered and not validly withdrawn will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will promptly give notice by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of these rights, it will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue any exchange notes in exchange for the tendered outstanding notes, if any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

Only holders of outstanding notes may tender their outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer, you must comply with either of the following requirements:

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complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, you must comply with one of the following requirements:

•	the exchange agent must receive outstanding notes along with the letter of transmittal;

•

prior to the expiration date, the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message; or

•	you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “—Exchange Agent” prior to the expiration date.

Your tender of outstanding notes that is not validly withdrawn prior to the expiration date constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or other nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding notes.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of the Security Transfer Agent Medallion Signature Program or by any other “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act (an “Eligible Guarantor Institution”) unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Guarantor Institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an Eligible Guarantor Institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of tenders by guaranteed delivery, such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a book-entry confirmation of such outstanding notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange, will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered and to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of the outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined under “—Procedures for Tendering Outstanding Notes,” in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth below under “—Exchange Agent” prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender outstanding notes that are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program prior to the expiration date, you may still tender if:

•	the tender is made through an Eligible Guarantor Institution;

•

prior to the expiration date, the exchange agent receives from such Eligible Guarantor Institution either: (a) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (b) a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made by that notice of guaranteed delivery; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the Eligible Guarantor Institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile or letter at one of the addresses set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an Eligible Guarantor Institution unless you are an Eligible Guarantor Institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at DTC, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Wells Fargo Bank, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, National Association Corporate Trust Services Northstar East Bldg. – 12th Floor 608 2nd Avenue South Minneapolis, MN 55402

(if by mail, registered or certified recommended)

By Facsimile:	To Confirm by Telephone:

(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange.

Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will remain subject to the restrictions on transfer as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

The outstanding notes were issued, and the exchange notes will be issued, under the Indenture (the “Indenture”) among CB Richard Ellis Services, Inc. (the “Issuer”), the Guarantors (as defined in this section) party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”). We refer to the outstanding notes and the exchange notes, collectively, as the “Notes” in this section. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Holders of Notes are referred to the Indenture and the Trust Indenture Act for all of the terms of the Notes.

The following description of the Notes summarizes the material provisions of the Indenture. It is not complete and is qualified in its entirety by reference to the Indenture. We urge you to read the Indenture because that agreement, and not this description, defines your rights as a holder of the Notes. A copy of the Indenture is attached as an exhibit to our Parent’s Current Report on Form 8-K filed with the SEC on June 23, 2009. You may request a copy of the Indenture at our address shown under the caption “Incorporation of Certain Documents by Reference.”

The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, references to “the Issuer,” “we,” “our” and “us” and other similar references are to CB Richard Ellis Services, Inc. and not to any of its subsidiaries.

Brief Description of the Notes

The Notes:

•	are unsecured senior subordinated obligations of the Issuer;

•	are senior in right of payment to all existing and any future Subordinated Obligations of the Issuer; and

•	are guaranteed by CB Richard Ellis Group, Inc. (“Parent”) and each Subsidiary Guarantor on a senior subordinated basis.

Principal, Maturity and Interest

The Issuer issued the Notes initially with a maximum aggregate principal amount of $450.0 million. The Issuer issued the Notes in denominations of $2,000 and any greater integral multiple of $1,000. The Notes will mature on June 15, 2017. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitation on Indebtedness,” we are permitted to issue more Notes under the Indenture in an unlimited aggregate principal amount (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

Interest on these Notes accrues at the rate of 11.625% per annum and is payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2009. We will make each interest payment to the holders of record of these Notes on the immediately preceding June 1 and December 1.

Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

Except as set forth below, we are not entitled to redeem the Notes at our option prior to June 15, 2013.

On and after June 15, 2013, we are entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price
2013	105.813%
2014	102.906%
2015 and thereafter	100.000%

In addition, before June 15, 2012, we are entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount ) of 111.625%, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer); provided that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuer or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Equity Offering.

Prior to June 15, 2013, we are entitled, at our option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a Note at any redemption date, as provided by the Issuer, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on June 15, 2013 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued and unpaid interest) plus (ii) all required remaining scheduled interest payments due on such Note through June 15, 2013 (but excluding accrued and unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date and as provided by the Issuer, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 15, 2013, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to June 15, 2013, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 15, 2013.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer” means Banc of America Securities LLC and its successors and assigns, Credit Suisse Securities (USA) LLC and its successors and assigns, and J.P. Morgan Securities Inc. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

No Sinking Fund; Open Market Purchases

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Guaranties

Parent and each Subsidiary Guarantor jointly and severally guarantee, on a senior subordinated unsecured basis, our obligations under these Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk Factors—Risks Relating to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

(1)	upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2)	upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

(3)	at such time as such Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Issuer;

(4)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture; or

(5)	upon the defeasance of the Notes, as provided under “—Defeasance,”

in the case of clause (1) or (2), other than to the Issuer or an Affiliate of the Issuer and as permitted by the Indenture.

Ranking

Senior Indebtedness versus Notes and Guaranties

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guaranty is subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer, Parent and such Subsidiary Guarantor under the Credit Agreement.

As of June 30, 2009:

•	the Issuer’s Senior Indebtedness was approximately $1.8 billion, substantially all of which is secured; and

•

the Senior Indebtedness of the Guarantors was approximately $1.9 billion (including Guarantees of Indebtedness and short-term borrowings of $145.7 million related to CBRE Capital Markets’ warehouse lines of credit (principal outstanding thereunder not guaranteed by the Issuer) and $5.1 million of recourse notes payable on real estate), substantially all of which is secured.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “—Certain Covenants—Limitation on Indebtedness.”

Liabilities of Subsidiaries versus Notes and Guaranties

A substantial portion of our operations is conducted through our Subsidiaries. Subsidiary Guaranties may be released under certain circumstances. In addition, our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of any non-guarantor Subsidiaries and joint ventures, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries and joint ventures, and claims of preferred stockholders of such non-guarantor Subsidiaries and joint ventures, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries and joint ventures over the claims of creditors of the Issuer, including holders, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes are effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries and joint ventures.

As of June 30, 2009, our non-guarantor subsidiaries had total indebtedness of $617.3 million, of which $573.0 million is non-recourse to us. Although the Indenture limits the incurrence of Indebtedness by certain of our Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain Covenants—Limitation on Indebtedness.”

Other Senior Subordinated Indebtedness versus Notes

Only Indebtedness of the Issuer, Parent or a Subsidiary Guarantor that is Senior Indebtedness ranks senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Guaranty in all respects ranks pari passu with all other Senior Subordinated Indebtedness of the Issuer, Parent and the relevant Subsidiary Guarantor, respectively.

We and the Subsidiary Guarantors have agreed in the Indenture that we and they will not incur any Indebtedness that is subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Issuer or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Issuer or the Subsidiary Guarantors, as applicable. The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Notes

We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under “—Defeasance” below and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) (except that holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Defeasance”) if either of the following occurs (a “Payment Default”):

•	any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due; or

•	any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness or cash with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to us) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

•	by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

•	because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

•	because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding paragraph, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period, subject however to the provisions discussed in the second preceding paragraph. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuer during such period.

Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

•

the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the holders are entitled to receive any payment;

•

until the Senior Indebtedness of the Issuer is paid in full in cash or cash equivalents, any payment or distribution to which holders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders may receive and retain Permitted Junior Securities and payments from the trust described under “—Defeasance;” and

•

if a distribution is made to holders that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Issuer or the Representative of such Designated Senior Indebtedness of the acceleration. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the

Representatives of all the issues of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

Each Guarantor’s obligations under its Guaranty are senior subordinated obligations. As such, the rights of holders to receive payment by a Guarantor pursuant to its Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer’s obligations under the Notes apply equally to a Guarantor and the obligations of such Guarantor under its Subsidiary Guaranty.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer, Parent or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Issuer, Parent or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “—Defeasance.”

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each noteholder shall have the right to require that the Issuer purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that any Person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rule 13d-5(b)(1) shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; provided, however, that the Permitted Holders beneficially own (as defined above, except that in the event the Permitted Holders are part of a group pursuant to Rule 13d-5(b)(1), the Permitted Holders shall be deemed not to have beneficial ownership of any shares held by persons other than Permitted Holders forming a part of such group), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as first defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as second defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(2)

individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the

Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(4)	the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

Within 30 days following any Change of Control, unless we have exercised our option to redeem all the Notes as described under “—Optional Redemption,” we will mail a notice to each noteholder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such noteholder has the right to require us to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of noteholders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Issuer has exercised its option to redeem all the Notes pursuant to the provisions described under “—Optional Redemption.”

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of

Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness,” and “—Limitation on Liens” which limitations may terminate as described under the first paragraph of “—Certain Covenants” below. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture does not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

The Credit Agreement provides that the occurrence of certain change of control events with respect to Parent and the Issuer would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the purchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. See “Risk Factors—Risks Relating to the Notes—We may not have the ability to raise the funds necessary to finance a change of control offer.”

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are certain covenants contained in the Indenture. Following the first day that (a) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (b) no Default has occurred and is continuing under the Indenture (and notwithstanding that the Issuer may later cease to have an Investment Grade Rating from either or both Rating Agencies or default under the Indenture), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described below under:

•	“Limitation on Indebtedness,”

•	“Limitation on Restricted Payments,”

•	“Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	“Limitation on Sales of Assets and Subsidiary Stock,”

•	“Limitation on Affiliate Transactions,”

•	“Limitation on Liens,” and

•	clause (3) of the first paragraph under “Merger and Consolidation.”

Limitation on Indebtedness

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto no Default has occurred and is continuing and the Consolidated EBITDA Coverage Ratio is greater than 2.0 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Issuer and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1)	Indebtedness Incurred by the Issuer pursuant to any Credit Facility (including the Credit Agreement); provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $2.6 billion;

(2)	[Intentionally omitted]

(3)	Indebtedness owed to and held by the Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(4)	the Notes and the Exchange Notes (other than any Additional Notes);

(5)	Indebtedness of the Issuer and its Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (3) or (4) of this covenant);

(6)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (6) and then outstanding does not exceed $50.0 million;

(7)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5) or (6) or this clause (7); provided, however, that to the extent such Refinancing

Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(8)	Hedging Obligations entered into in the ordinary course of business and not for the purpose of speculation;

(9)	obligations in respect of letters of credit, performance, bid and surety bonds, completion guarantees, budget guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(10)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)	Indebtedness with respect to workers’ compensation claims in the ordinary course of business;

(12)	any Guarantee (including the Subsidiary Guaranties) by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture (other than Indebtedness Incurred pursuant to clause (6) above);

(13)	Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or such Restricted Subsidiary in connection with such disposition;

(14)	CBRE Capital Markets Permitted Indebtedness, Indebtedness under the CBRE Loan Arbitrage Facility, the Exempt Construction Loans and Indebtedness in respect of any Permitted Receivables Securitization;

(15)	Indebtedness of Foreign Subsidiaries of the Issuer in an aggregate principal amount outstanding at any one time not to exceed $75.0 million;

(16)	Non-Recourse Indebtedness and Permitted Co-investments; and

(17)	Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (16) above or paragraph (a)), does not exceed $100.0 million.

(c) Notwithstanding the foregoing, none of the Issuer or any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant, (1) any Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as having been incurred on the Issue Date under clause (1) of paragraph (b) above; (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to clause (b)(6), (15) or (17) above may later be reclassified as having been Incurred pursuant to paragraph (a) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification); and (3) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

(e) The Issuer will not, and will not permit Subsidiary Guarantors to, Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. Neither the existence nor lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

(f) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

(a) The Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Issuer is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness;” or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since the reference date would exceed the sum of (without duplication):

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2009 to the end of the most recent fiscal quarter ended for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)

100% of the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Issuer from its shareholders subsequent to the Issue Date; plus

(C)	the amount by which Indebtedness of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange); plus

(D)	an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Issuer or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Issuer or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1)	(A) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) subsequent to the Issue Date or (B) any Restricted Payment made out of a substantially concurrent cash capital contribution received by the Issuer from its shareholders subsequent to the Issue Date; provided, however, that (i) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness;” provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4)

(A) payments or distributions to employees of Parent, the Issuer or any Restricted Subsidiary pursuant to the “CBREI UK MAG scheme” or similar incentive plans designed to pay employees amounts reflecting incentive compensation in recognition of performance thresholds achieved by such employees or (B) payments or distributions to employees of Parent, the Issuer or any Restricted Subsidiary of “co-investment return,” “carried interest” or other form of incentive compensation or performance fees or any distribution of an equity interest in respect thereof, or any other incentive distributions from Investment Subsidiaries or Co-investment Vehicles; provided, however, that such payments or distributions shall be excluded in the calculation of the amount of Restricted Payments;

(5)	so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or the Issuer or any of the Issuer’s Subsidiaries from employees (including substantially full-time independent contractors), former employees, directors, former directors or consultants of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors or consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent or its Subsidiaries under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $25.0 million, (B) the Net Cash Proceeds from the sale of Capital Stock to members of management, consultants or directors of the Issuer and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above) and (C) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided further, however, that (x) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(6)	Investments made by CBRE Capital Markets pursuant to a CBRE Capital Markets Loan Arbitrage Facility or a CBRE Capital Markets Mortgage Warehousing Facility or Investments made by CBRE Inc. or the Issuer pursuant to a CBRE Loan Arbitrage Facility; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

(7)	dividends to Parent to be used by Parent solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $5.0 million in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(8)	payments to Parent in respect of Federal, state and local taxes directly attributable to (or arising as a result of) the operations of the Issuer and its consolidated Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Issuer and its consolidated Subsidiaries would be required to pay in respect of Federal, state and local taxes for such fiscal year were the Issuer to pay such taxes as a stand-alone taxpayer (whether or not all such amounts are actually used by Parent for such purposes); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9)	Investments made pursuant to commitments to Invest if at the date such commitment was made, such Investment would have complied with this covenant; provided, however, that such Investment shall be included in the calculation of the amount of Restricted Payments; and

(10)

Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (10) which have not been repaid, does not exceed $175.0 million; provided, however, no Restricted Payments of the type described in clauses (1), (2) or (3) of the definition of Restricted Payment shall be made pursuant to this clause (10) either (A) on or prior to December 31, 2009 or (B) unless the Leverage Ratio, after giving pro forma effect to such Restricted Payment, is less than 3.0 to 1.0, thereafter; provided further, however, that (A) at the time of such

Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except:

(1)	with respect to clauses (a), (b) and (c),

(A)	any encumbrance or restriction pursuant to an agreement of the Issuer or any of its Subsidiaries in effect at or entered into on the Issue Date;

(B)	any encumbrance or restriction contained in the terms of any agreement pursuant to which such Indebtedness was issued if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Issuer determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith);

(C)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date;

(D)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (C) of clause (1) of this covenant or this clause (D) or contained in any amendment to an agreement referred to in clause (A), (B) or (C) of clause (1) of this covenant or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(E)	any encumbrance or restriction pursuant to customary restrictions and conditions contained in agreements relating to any Permitted Receivables Securitization; provided such restrictions and conditions apply solely to (i) the Receivables involved in such Permitted Receivables Securitization and (ii) any applicable Securitization Subsidiary;

(F)

any encumbrance or restriction pursuant to customary restrictions on, or customary conditions to the payment of dividends or other distributions on, equity interests owned by the Issuer or any Subsidiary in any joint venture or similar enterprise contained in the constitutive documents, including shareholders’ or similar agreements, of such joint venture or enterprise, to the extent encumbrances or restrictions apply solely to the income of such joint venture or similar enterprise; and

(G)	any encumbrance or restriction pursuant to applicable law; and

(2)	with respect to clause (c) only,

(A)	any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or licenses of intellectual property to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder;

(B)	restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(C)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; and

(D)	any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)	the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all noncash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be)

(A)	first, to the extent the Issuer elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Issuer or a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of any other Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)	second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Issuer elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C)	third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior

Subordinated Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Senior Subordinated Indebtedness of the Issuer) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this covenant, the Issuer and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $20.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1)	the assumption of Indebtedness of the Issuer or any Restricted Subsidiary and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

(2)	securities received by the Issuer or any Restricted Subsidiary from the transferee that are promptly converted by the Issuer or such Restricted Subsidiary into cash.

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Issuer) pursuant to clause (a)(3)(C) above, the Issuer will purchase Notes tendered pursuant to an offer by the Issuer for the Notes (and such other Senior Subordinated Indebtedness of the Issuer) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Issuer was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest, if any, (or, in respect of such other Senior Subordinated Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Issuer will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or multiples of $1,000 greater thereof. The Issuer shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness of the Issuer) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1)	the terms of the Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)	if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Issuer disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3)	if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries or is not less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1)	any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments;”

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3)	loans or advances to employees or consultants in the ordinary course of business of the Issuer or its Restricted Subsidiaries;

(4)	the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(5)	any transaction between or among the Issuer, any Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer;

(7)

the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) or warrant agreement to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the noteholders in any material respect;

(8)	transactions customarily arising in connection with any Permitted Receivables Securitization;

(9)	any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable to the Issuer or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(10)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Limitation on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness unless such Indebtedness is Senior Indebtedness, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Merger and Consolidation

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture;

(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness;” and

(4)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Issuer or (B) the Issuer merging with an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.

The Successor Company will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the predecessor Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

The Issuer will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Issuer or an Affiliate of the Issuer), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Issuer provides an Officer’s Certificate to the Trustee to the effect that the Issuer will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Parent will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of Parent, if any, under its Guaranty;

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

On the Issue Date, Parent and each of our Restricted Subsidiaries that is a guarantor of the Issuer’s Indebtedness under the Credit Agreement executed and delivered to the Trustee a Guaranty Agreement pursuant to which Parent and each such Restricted Subsidiary fully and unconditionally Guaranteed the Notes on an unsecured, senior subordinated basis. After the Issue Date, the Issuer will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Issuer to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. For the avoidance of doubt, if a Foreign Subsidiary is a co-borrower of Indebtedness of the Issuer, and not a Guarantor of such Indebtedness, then it will not be considered a Guarantor of such Indebtedness for purposes of this covenant.

SEC Reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC and make available to the Trustee and noteholders within 15 days after it files them with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed with the SEC at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to the Trustee and noteholders within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act; provided further, however, that (a) so long as Parent is the Guarantor of the Notes, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of Parent rather than the Issuer and (b) in the event that Parent conducts any business or holds any significant assets other than the capital stock of the Issuer at the time of filing and providing any such report, information or other document containing financial statements of Parent, Parent shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Issuer.

In addition, the Issuer will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Issuer, Parent or any Subsidiary Guarantor to comply with its obligations under “—Certain Covenants—Merger and Consolidation;”

(4)	the failure by the Issuer, Parent or any Subsidiary Guarantor, as the case may be, to comply for 30 days after notice with any of its obligations in the covenants described above under “Change of Control” (other than a failure to purchase Notes) or under “—Certain Covenants” under “—Limitation on Indebtedness,” “—Limitation on Restricted Payments,” “—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Notes), “—Limitation on Affiliate Transactions,” “—Limitation on Liens” or “—Future Guarantors;”

(5)	the failure by the Issuer or Parent, as the case may be, to comply for 180 days after notice with any of its obligations in the covenant described above under “—SEC Reports” (provided that, if applicable, failure by the Issuer or Parent to comply with the provisions of Section 314(a) of the Trust Indenture Act will not in itself be deemed a Default or an Event of Default under this Indenture);

(6)	the failure by the Issuer, Parent, or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(7)	Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (the “cross acceleration provision”);

(8)	certain events of bankruptcy, insolvency or reorganization of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary (the “bankruptcy provisions”);

(9)	any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $25.0 million is entered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 10 days after notice (the “judgment default provision”); or

(10)	the Parent Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or a Guarantor denies or disaffirms its obligations under its Guaranty.

However, a default under clauses (4), (5), (6), and (9) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (7), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose: (a) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (b) the default that is the basis for such Event of Default has been cured.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal and interest shall be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Credit Agreement or (2) five Business Days after receipt by the Issuer of written notice of such acceleration. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption;”

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note that would adversely affect the noteholders; or

(9)	make any change in any Guaranty that would adversely affect the noteholders.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Issuer, Parent, the Subsidiary Guarantors and Trustee may amend the Indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation of the obligations of the Issuer, Parent or any Subsidiary Guarantor under the Indenture;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)	to add guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

(5)	to add to the covenants of the Issuer, Parent or any Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, Parent or any Subsidiary Guarantor;

(6)	to make any change that does not materially adversely affect the rights of any holder of the Notes; or

(7)	to comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Issuer or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all holders and is paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The Notes are issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

At any time, we may terminate all our and each Guarantor’s obligations under the Notes, the Guaranties and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above and our Guarantor’s obligations under the Guaranties and the Indenture (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (7), (8) (with respect only to Significant Subsidiaries) or (9) under “—Defaults” above or because of the failure of the Issuer to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture. We have appointed Wells Fargo Bank, National Association as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor has any liability for any obligations of the Issuer or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Additional Assets” means:

(1)	any property or other assets (other than Indebtedness and Capital Stock) used in a Related Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants —Limitation on Affiliate Transactions” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Approved Credit Support” shall mean a reimbursement, indemnity or similar obligation issued by a person (the “Support Provider”) pursuant to which the Support Provider agrees to reimburse, indemnify or hold harmless the Issuer or any Restricted Subsidiary for any Indebtedness, liability, or other obligation of the Issuer or such Restricted Subsidiary, but only to the extent (1) the Support Provider satisfies the criteria set forth in clause (1) or (2) of the definition of the term “Approved Take Out Party” or (2) the obligations of the Support

Provider are secured by an irrevocable third-party letter of credit from a financial institution with a senior unsecured non-credit-enhanced long-term debt rating of A- or higher from S&P and A3 or higher from Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Approved Take Out Commitment” shall mean a Take Out Commitment (1) no less than 90% of which is issued by an Approved Take Out Party (with any remaining percentage being provided by Parent, the Issuer or any Restricted Subsidiary, in an aggregate amount for all such Take Out Commitments provided by Parent, the Issuer or any Restricted Subsidiary not to exceed $10.0 million) and (2) in which the funding obligation of the issuer of such Take Out Commitment is not subject to any material condition other than (a) completion of construction in accordance with all requirements of applicable law and agreed plans and specifications and by a date certain and (b) issuance of a certificate of occupancy. Any Approved Take Out Commitment shall cease to be an Approved Take Out Commitment (x) if the issuer of such Take Out Commitment (other than Parent, the Issuer or any Restricted Subsidiary) at any time no longer meets the definition of “Approved Take Out Party” to the extent the issuer of such Approved Take Out Commitment fails or refuses to fund under such Approved Take Out Commitment or notifies Parent, the Issuer or any Restricted Subsidiary of its intention to not fund under such Approved Take Out Commitment or (y) at such time as Parent, the Issuer or any Restricted Subsidiary acquires actual knowledge that the Approved Take Out Commitment will not fund.

“Approved Take Out Party” shall mean a person that issues a Take Out Commitment and that satisfies any of the following criteria: (1) the senior unsecured non-credit-enhanced long-term debt of such person is rated BBB or higher by S&P or Baa2 or higher by Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof) or (2) such person is an endowment or pension fund (or such Take Out Commitment is guaranteed by an endowment or pension fund) in compliance with Title I of the Employee Retirement Income Security Act of 1974, as amended, and having net liquid assets and a consolidated net worth (including equity commitments) determined in accordance with GAAP (as reflected in its most recent annual audited financial statements issued within 12 months of the date of determination) of not less than $500.0 million.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)	any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a disposition that constitutes a Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(C)	the sale in the ordinary course of business by CBRE Capital Markets of assets purchased and/or funded pursuant to a CBRE Capital Markets Repo Arrangement, a CBRE Capital Markets

Mortgage Warehousing Facility, the CBRE Capital Markets Loan Arbitrage Facility or CBRE Capital Markets Lending Program Securities;

(D)	the sale in the ordinary course of business by the Issuer or CBRE Inc. of assets purchased and/or funded pursuant to the CBRE Loan Arbitrage Facility;

(E)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(F)	a disposition of Temporary Cash Investments in the ordinary course of business;

(G)	the disposition of property or assets that are obsolete, damaged or worn out;

(H)	the lease or sublease of office space in the ordinary course of business;

(I)	sales by CBRE Capital Markets of servicing rights in respect of mortgage portfolios in the ordinary course of business;

(J)	the sale of interests or investments in real estate or related assets by an Investment Subsidiary;

(K)	sales by the Issuer or any Restricted Subsidiary of brokerage offices, or transfers of the assets of brokerage offices and related assets, to joint ventures in the ordinary course of business;

(L)	sales of Receivables pursuant to a Permitted Receivables Securitization; and

(M)	a disposition of assets with a fair market value of less than $5.0 million (a “de minimis disposition”), so long as the sum of such de minimis disposition plus all other de minimis dispositions previously made in the same calendar year does not exceed $15.0 million in the aggregate);

provided, however, that a disposition of all or substantially all the assets of the Issuer and its Restricted Subsidiaries taken as a whole is governed by the provisions of the Indenture described above under the caption “—Change of Control” and/or the provisions described above under the caption “—Merger and Consolidation” and not by the provisions described above under the caption “—Limitation on Sales of Assets and Subsidiary Stock” covenant.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.

“Blum Funds” means (1) Blum Capital Partners, L.P. and its successors and (2) any investment vehicle or account that is an Affiliate of Blum Capital Partners, L.P. or its successors.

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“CBRE Capital Markets” means, collectively, (1) CBRE Capital Markets, Inc., a Texas corporation (formerly known as CBRE Melody & Company), and (2) CBRE Capital Markets of Texas, L.P., a limited partnership under the laws of the State of Texas.

“CBRE Capital Markets Lending Program Securities” shall mean mortgage-backed securities or bonds issued by CBRE Capital Markets or any other Mortgage Banking Subsidiary supported by FHA Loans and Guaranteed by the Government National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity, the proceeds of which securities or bonds are applied by CBRE Capital Markets or any other Mortgage Banking Subsidiary to refinance Indebtedness under a CBRE Capital Markets Mortgage Warehousing Facility.

“CBRE Capital Markets Loan Arbitrage Facility” means a credit facility provided to CBRE Capital Markets by any depository bank in which a CBRE Capital Markets entity makes deposits, so long as (1) such CBRE Capital Markets entity applies all proceeds of loans made under such credit facility to purchase Temporary Cash Investments and (2) all such Temporary Cash Investments purchased by such CBRE Capital Markets entity with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE Capital Markets Mortgage Warehousing Facility” means (1) a credit facility provided by any bank or other financial institution extended to CBRE Capital Markets or any other Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which such lender makes loans to CBRE Capital Markets or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) subject to a commitment (subject to customary exceptions) to purchase such mortgage loans or mortgage-backed securities in respect thereof by (a) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity or its seller servicer or (b) any other commercial conduit lender, in each case so long as (i) loans made by such lender to CBRE Capital Markets (or any other Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) with the proceeds of such loans, and such lender has a perfected first priority security interest therein, to secure loans made under such credit facility and (ii) in the case of loans to be sold to a commercial conduit lender, the related Indebtedness of the Mortgage Banking Subsidiary does not exceed a term of 120 days or a loan to value of 80%, and (2) any other credit facility provided by any bank or other financial institution extended to CBRE Capital Markets or any other Mortgage Banking Subsidiary pursuant to which such lender makes loans to CBRE Capital Markets or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) to fund FHA Loans, so long as such loans to CBRE Capital Markets (or any other Mortgage Banking Subsidiary) are repaid by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) to such lender with the proceeds of the sale or issuance of CBRE Capital Markets Lending Program Securities.

“CBRE Capital Markets Permitted Indebtedness” means Indebtedness of CBRE Capital Markets under the CBRE Capital Markets Loan Arbitrage Facility, a CBRE Capital Markets Mortgage Warehousing Facility, the CBRE Capital Markets Working Capital Facility, the CBRE Capital Markets Repo Arrangement and CBRE Capital Markets Lending Program Securities, and Indebtedness of any Mortgage Banking Subsidiary under a CBRE Capital Markets Mortgage Warehousing Facility that is, in all cases, non-recourse to the Issuer or any of its Restricted Subsidiaries (other than a Mortgage Banking Subsidiary), except to the extent recourse is limited to the assets acquired with the proceeds of, or securing, such Indebtedness.

“CBRE Capital Markets Repo Arrangement” shall mean an arrangement whereby mortgage loans originated by CBRE Capital Markets are funded by a third party lender or financial institution (a “CBRE Capital Markets Repo Party”) pursuant to an agreement whereby the CBRE Capital Markets Repo Party funds and purchases from CBRE Capital Markets such mortgage loans upon origination and sells such loans to CBRE Capital Markets prior to CBRE Capital Markets’ sale of such loans to the Federal Home Loan Mortgage Corporation or another counterparty.

“CBRE Capital Markets Working Capital Facility” means a credit facility provided by a financial institution to CBRE Capital Markets, so long as (1) the proceeds of loans thereunder are applied only to provide working capital to CBRE Capital Markets, (2) loans under such credit facility are unsecured and (3) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1.0 million.

“CBRE Loan Arbitrage Facility” shall mean a credit facility provided to the Issuer or CBRE Inc. by any depository bank in which the Issuer or CBRE Inc., as the case may be, makes deposits, so long as (1) the Issuer or CBRE Inc., as the case may be, applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility, and (2) all such permitted short-term investments purchased by the Issuer or CBRE Inc., as the case may be, with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE Inc.” shall mean CB Richard Ellis, Inc., a Delaware corporation, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-investment Vehicle” shall mean an entity (other than a Restricted Subsidiary) formed for the purpose of investing principally in real estate related assets.

“Common Stock” shall mean the Class A common stock of Parent.

“Consolidated EBITDA Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

(1)	if the Issuer or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(2)	if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(3)	if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Interest Expense” means, for any period,

(a) the sum of

(i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Issuer and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus

(ii) any interest accrued during such period in respect of Indebtedness of the Issuer or any of its consolidated subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus

(b) to the extent otherwise included in Consolidated Interest Expense,

(i) deferred financing costs,

(ii) interest expense associated with any Non-Recourse Indebtedness,

(iii) interest capitalized in accordance with GAAP in connection with the construction of real estate investments so long as the applicable consolidated subsidiary has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense,

(iv) interest expense associated with Exempt Construction Loans to the extent such interest expense is either fully supported by net operating income from the underlying real estate investment or is covered by advances under such Exempt Construction Loans,

(v) interest expense associated with CBRE Capital Markets Permitted Indebtedness or Indebtedness under the CBRE Loan Arbitrage Facility, and

(vi) any interest expense in respect of any Purchased Loans.

For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Issuer or any of its consolidated subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income or loss of the Issuer and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded

(a) the income of any such consolidated subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such consolidated subsidiary,

(b) the net income of any Unrestricted Subsidiary, except that, subject to the exclusion contained in clause (f) below, the Issuer’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in clause (a) above) and the Issuer’s or a Restricted Subsidiary’s equity in the net loss of any Unrestricted Subsidiary shall be included in determining Consolidated Net Income,

(c) the income or loss of any person accrued prior to the date it becomes a consolidated subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its consolidated subsidiaries or the date that such person’s assets are acquired by the Issuer or any of its consolidated subsidiaries,

(d) any reduction for charges made in accordance with Financial Accounting Standard No. 142—Goodwill and Other Intangible Assets,

(e) any income or gains associated with or resulting from the purchase of Purchased Loans or any income associated with or resulting from payments received by the Issuer, the Purchaser or any Restricted Subsidiary pursuant to the Purchaser Agreement, and

(f) any gains or losses attributable to sales of assets out of the ordinary course of business;

provided further, that Consolidated Net Income for any period shall be increased (i) by cash received during such period by the Issuer or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any

Permitted Acquisition and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any Permitted Acquisition.

“Credit Agreement” means the Second Amended and Restated Credit Agreement among the Issuer, Parent and certain Subsidiaries of the Issuer, as guarantors, the lenders referred to therein, Credit Suisse, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and the Co-Agents named therein, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Second Amended and Restated Credit Agreement or a successor Credit Agreement.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“D&I Business” shall mean the real estate development and investment activities conducted by TCC and its subsidiaries.

“D&I Subsidiary” shall mean any subsidiary of TCC engaged principally in the D&I Business.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means any Indebtedness outstanding under the Credit Agreement and any other Senior Indebtedness permitted under the Indenture the principal amount of which is $50.0 million or more and that has been designated by the Issuer as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Change of Control;” and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense for such period (including deferred financing costs),

(ii) consolidated income tax expense for such period,

(iii) all amounts attributable to depreciation and amortization for such period,

(iv) any non-recurring fees, expenses or charges for such period in connection with the consummation and implementation of the second amendment to the Credit Agreement, any purchase of the term loans by a Restricted Subsidiary of the Issuer or any modifications to loans under the Credit Agreement,

(v) any restructuring expenses for such period in an amount not to exceed $50.0 million, and

(vi) all other non-cash losses, expenses and charges of Issuer and its consolidated Subsidiaries for such period (excluding (x) the write-down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and minus

(b) without duplication

(i) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added to Consolidated Net Income pursuant to clause (a)(vii) above in a previous period and

(ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Equity Offering” means any primary offering of Capital Stock of Parent or the Issuer (other than Disqualified Stock) to Persons who are not Affiliates of Parent or the Issuer other than (1) public offerings with respect to the Parent’s Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Parent or any of its Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

“Exempt Construction Loan” shall mean any interim construction loan (or Guarantee thereof) of a D&I Subsidiary (1) that is subject to or backed by committed permanent refinancing, or (2) in which the D&I Subsidiary that is the obligor of such construction loan has entered into a lease of the property securing such Exempt Construction Loan (or Guarantee thereof) and such lease supports a refinancing of the entire interim construction loan amount based upon prevailing permanent loan terms at the time the interim construction loan is closed. Notwithstanding the foregoing, construction loans (and Guarantees thereof) shall cease to be treated as Exempt Construction Loans in the event that any of the following occur: (a) the obligor of such Exempt Construction Loan is in default beyond any applicable notice and cure periods of any obligations under the credit agreement relating to such Exempt Construction Loan; or (b) the underlying real property securing such Exempt Construction Loan has not been sold by a date which is no later than 15 months (unless subject to or backed by committed permanent refinancing, in which case no deadline for the sale of such real property shall apply) after completion of construction.

“FHA Loans” shall mean commercial or multi-housing mortgage loans originated by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) and insured by the Federal Housing Administration or any other governmental entity.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, and state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board;

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Except as otherwise provided herein, all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership or other ownership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property or (iii) completion and budget guarantees. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and/or a Subsidiary Guarantor.

“Guaranty” means the Parent Guaranty and/or a Subsidiary Guaranty.

“Guaranty Agreement” means the Indenture as of the Issue Date or any supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Issuer’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, commodity price protection or hedging agreement or other similar agreements.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness,” (1) amortization of debt discount or the accretion of principal with respect to a noninterest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the twentieth Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

(8)	all obligations of such Person pursuant to any Permitted Receivables Securitization to the extent such obligations are reflected as indebtedness on the consolidated balance sheet of Parent; and

(9)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. Indebtedness of any Person shall include all Indebtedness of any partnership or other entity in which such Person is a general partner or other equity holder with unlimited liability other than (x) Indebtedness which is nonrecourse to such Person and its assets (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)) and (y) if such Person is an Investment Subsidiary, the indebtedness of a related Co-investment Vehicle.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Issuer.

“Initial Purchasers” means, collectively, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of all the initial purchasers named in the Purchase Agreement.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor’s Ratings Group (or any successor to the rating agency business thereof), respectively.

“Investment Subsidiary” shall mean (1) any Subsidiary engaged principally in the business of buying and holding real estate related assets in anticipation of selling such assets or transferring such assets, which assets may include securities of companies engaged principally in such business, (2) any Subsidiary engaged principally in the business of investment management, including investing in and/or managing Co-investment Vehicles and (3) any D&I Subsidiary.

“Issue Date” means June 18, 2009.

“Leverage Ratio” shall mean, on any date, the ratio of (1) (A) Total Debt minus (B) cash and cash equivalents (excluding restricted cash) plus (C) accrued liability relating to cash bonuses (but only to the extent such amount is not in excess of the amount in clause (B)) on such date to (2) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Mortgage Banking Activities” means (1) the origination of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another person (other than the Issuer or any Restricted Subsidiary) within 120 days after the origination thereof (or thereafter, so long as the purchaser thereof is a quasi-federal governmental agency or enterprise or government-sponsored entity that shall have confirmed in writing its obligation to purchase such loans prior to such 120th day), provided, however, that in each case prior to origination of any mortgage loan, the Issuer or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable agreement with respect to such mortgage loan with a person that purchases such loans in the ordinary course of business, (2) the origination of FHA Loans, and (3) servicing activities related to the activities described in clauses (1) and (2) above.

“Mortgage Banking Subsidiary” means CBRE Capital Markets and its subsidiaries that are engaged in Mortgage Banking Activities.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)	all legal, accounting, investment banking and brokerage fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Indebtedness” means Indebtedness of, or Guarantees by, an Investment Subsidiary; provided that (1) such Indebtedness is incurred solely in relation to the permitted investment or real estate development activities of such Investment Subsidiary and (2) such Indebtedness is not Guaranteed by, or otherwise recourse to Parent, the Issuer or any Restricted Subsidiary other than an Investment Subsidiary (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)); provided further that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to Parent, the Issuer or any Restricted Subsidiary other than an Investment Subsidiary, the portion of such Indebtedness not so Guaranteed or recourse shall be “Non-Recourse Indebtedness” hereunder.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated June 15, 2009 relating to the Notes.

“Officer” means the chairman of the board of directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of Parent or the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of Parent or the Issuer, as the case may be, by an Officer of Parent or the Issuer, respectively.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to Parent or the Issuer, satisfactory to the Trustee.

“Parent” means CB Richard Ellis Group, Inc., a Delaware corporation, and its successors.

“Parent Guaranty” means the Guarantee by Parent of the Issuer’s obligations with respect to the Notes contained in the Indenture.

“Permitted Acquisition” shall have the meaning set forth in the Credit Agreement, as in effect on the Issue Date.

“Permitted Co-investment” means

(1)	any Investment by the Issuer or any of its Restricted Subsidiaries in, or any Guarantee by the Issuer or any of its Restricted Subsidiaries of the Indebtedness of, a Co-investment Vehicle or separate account or investment program managed, operated or sponsored by an Investment Subsidiary; provided, however, that if the aggregate commitments of all investors in a Co-investment Vehicle or separate account or investment program is

(A) $50.0 million or less, (i) such Investment shall not be greater than 10% of the aggregate commitment of such Co-investment Vehicle or separate account or investment program and (ii) such Guarantee shall not be greater than 10% of the aggregate committed Indebtedness of such Co-investment Vehicle or separate account or investment program and

(B) greater than $50.0 million, (i) such Investment shall not be greater than 6% of the aggregate commitment of such Co-investment Vehicle or separate account or investment program and (ii) such Guarantee shall not be greater than 6% of the aggregate committed Indebtedness of such Co-investment Vehicle or separate account or investment program,

(2)	any Guarantee of Indebtedness of a Co-investment Vehicle managed, operated or sponsored by an Investment Subsidiary, provided that the other investors in such Co-investment Vehicle provide Approved Credit Support for their pro rata share of such Guarantee, and

(3)	any investment in which an Approved Take Out Party provides an Approved Take Out Commitment in respect of such Investment (it being understood that any particular Investment or Guarantee may be allocated to one or more categories specified in clauses (1), (2) and (3) above).

“Permitted Holders” means (1) the Blum Funds, (2) any member of senior management of the Issuer on the Issue Date and (3) the Parent.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)

the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that (A) the primary business of such Restricted Subsidiary is a Related Business and (B) such Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise; provided further, however, that (1) any

Investment in CBRE Capital Markets for purposes of supporting any CBRE Capital Markets Permitted Indebtedness shall be limited to $50.0 million in the aggregate after giving effect to and repayments of such Investments and (2) any Investment in an Investment Subsidiary shall be limited to the extent such Investment is made in such Investment Subsidiary to fund a Permitted Co-investment or any other Investment that is separately permitted by this definition or in connection with funding routine start-up costs of such Investment Subsidiary;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)	receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees or independent contractors made in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(7)	loans or advances to clients and vendors made in the ordinary course of business of the Issuer or such Restricted Subsidiary in an aggregate amount outstanding at any time not exceeding $5.0 million;

(8)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(9)	any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;”

(10)	any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)	Hedging Obligations entered into in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business and not for the purpose of speculation;

(12)	any Person to the extent such Investment exists on the Issue Date or replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(13)	Investments in insurance on the life of any participant in any deferred compensation plan of the Issuer made in the ordinary course of business;

(14)	Permitted Co-investments;

(15)	Investments customarily arising in connection with any Permitted Receivables Securitization;

(16)	Investments made pursuant to commitments to Invest, which commitments are outstanding on the Issue Date; and

(17)	so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (17) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed $200.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means Capital Stock of the Issuer or any Subsidiary Guarantor or debt securities of the Issuer or any Subsidiary Guarantor that are subordinated to all Senior Indebtedness of the Issuer or Subsidiary Guarantor to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guaranties are subordinated to Senior Indebtedness under the Indenture.

“Permitted Receivables Securitization” means sales of Receivables pursuant to a Receivables Securitization; provided that the aggregate Receivables Securitization Amount outstanding at any time in respect of all Receivables Securitizations does not exceed $100.0 million.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Agreement” means the Purchase Agreement dated June 15, 2009, among the Issuer, Parent, the Subsidiary Guarantors, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc.

“Purchased Loan” means each term loan under the Credit Agreement purchased pursuant to an auction referred to in the Credit Agreement.

“Purchaser” shall have the meaning set forth in the Credit Agreement, as in effect on the Issue Date.

“Purchaser Agreement” shall have the meaning set forth in the Credit Agreement, as in effect on the Issue Date.

“Rating Agencies” means Standard and Poor’s Ratings Group and Moody’s Investors Service, Inc. or any successor to the respective rating agency business thereof.

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of the Issuer or any of the Subsidiaries prepared in accordance with GAAP or an “account,” “chattel paper,” an “instrument,” a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Receivables Securitization” shall mean, with respect to the Issuer and/or any of the Subsidiaries, any transaction or series of transactions of securitizations involving Receivables pursuant to which the Issuer or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary, and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of the Issuer or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitizations involving Receivables.

“Receivables Securitization Amount” shall mean, with respect to any Receivables Securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Securitization on any date of determination that would be characterized as principal if such Receivables Securitization were structured as a secured lending transaction rather than as a purchase.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuer or (B) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement dated June 15, 2009, among the Issuer, Parent, the Subsidiary Guarantors, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc.

“Related Business” means any business in which the Issuer was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Issuer in which the Issuer was engaged on the Issue Date.

“Representative” means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person, if such Person is the Issuer or a Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” shall mean any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Permitted Receivables Securitizations.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)	accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the

Notes or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to any Subsidiary;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

(5)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (5) if (x) the holders of such Indebtedness or their representative or the Issuer shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officer’s Certificate) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Bank Indebtedness, and the holders of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated the Indenture and (2) shall have received an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Senior Subordinated Indebtedness” means, with respect to a Person, the Notes (in the case of the Issuer), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other Obligation of such Person which is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Issuer that thereafter guarantees the Notes pursuant to the terms of the Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes.

“Take Out Commitment” shall mean a written obligation of a Person either (1) to purchase real property and the improvements thereon for an amount sufficient to repay the interim construction loan used to acquire and construct such real property and improvements, or (2) to provide debt and/or equity financing the proceeds of which are to be used to repay the interim construction loan used to acquire and construct real property and improvements thereon.

“TCC” shall mean Trammell Crow Company.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in time deposit accounts, bankers’ acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above and clauses (4) and (5) below entered into with a bank meeting the qualifications described in clause (2) above;

(4)	investments in commercial paper, maturing not more than one year from the date of creation thereof, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group;

(5)	investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and

(6)	other short-term investments utilized by any Foreign Subsidiaries of the Issuer in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Total Debt” shall mean, at any time, the total Indebtedness of the Issuer and its Restricted Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, excluding Non-Recourse Indebtedness.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (irrespective of whether that covenant remains in effect) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under “—Certain Covenants—Limitation on Indebtedness,” whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

The exchange notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form (a “Certificated Note”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We urge investors to contact the relevant system or their participants directly for additional information regarding their respective procedures.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes under prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture).

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Ownership of the Notes

The following is a summary of the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes as of the date hereof.

Except where noted, this summary deals only with notes that are held as capital assets, and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a pass-through entity or a person who is an investor in a pass-through entity; or

•	a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion below assumes that the notes will be classified for U.S. federal income tax purposes as our indebtedness and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the notes, as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. Holder of the notes.

“U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest

Except as set forth below, qualified stated interest (as defined below) on a note generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount

The notes were issued with original issue discount (“OID”) in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest” (as defined below).

The “issue price” of each note is the first price at which a substantial amount of that particular offering was sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), and meet all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the note; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

The stated interest payments on the notes are qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which you held such note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•

the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The yield to maturity of the note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note.

The “adjusted issue price” of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period and reduced by any payments previously made on such note other than a payment of qualified stated interest. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on notes held of record by persons other than corporations and other exempt holders.

Market Discount

If you purchase a note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium

If you purchase a note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest, you will be considered to have purchased the note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

Sale, Exchange and Retirement of Notes

Upon the sale, exchange, retirement or other disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note, increased by OID or market discount previously included in income and reduced by any amortized premium or cash payments on the note other than qualified stated interest. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a “Non-U.S. Holder” of notes. “Non-U.S. Holder” means a beneficial owner of a note, other than a partnership, that is not a U.S. Holder (as defined under “—U.S. Holders” above).

Special rules may apply to you if you are subject to special treatment under the Code, including if you are a “controlled foreign corporation,” a “passive foreign investment company,” or a U.S. expatriate. If you are such a Non-U.S. Holder, you should consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

U.S. Federal Withholding Tax

Subject to the discussion below concerning backup withholding, U.S. federal withholding tax will not apply to any payment of interest (which for purposes of this discussion includes OID) on a note under the “portfolio interest” rule, provided that:

•	interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain financial intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including OID) made to you will be subject to a 30% U.S. federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. (as discussed below under “—U.S. Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected to your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

If a non-U.S. holder of notes is described in the first bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax in the same manner as effectively connected interest as described above. If a non-U.S. holder of notes is described in the second bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax at a statutory rate of 30%, which gain may be offset by certain losses.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on notes and to the proceeds of sale of a note made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

Information reporting will also generally apply to payments of interest (including OID) made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and we have received from you the statement described above in the fifth bullet point under “—Non-U.S. Holders—U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of a sale of our notes within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days after the day the registered exchange offer expires, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may request in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California. In rendering its opinion, Simpson Thacher & Bartlett LLP relied upon opinions of Holland & Hart LLP, Reno, Nevada, as to all matters governed by the laws of the state of Nevada, Winstead PC, Houston, Texas, as to all matters governed by the laws of the state of Texas, and Quarles & Brady LLP, Milwaukee, Wisconsin, as to all matters governed by the laws of the state of Wisconsin. Certain legal matters in connection with the exchange offer will be passed upon for us by Wragge & Co LLP, London, United Kingdom.

EXPERTS

The consolidated financial statements, and the related 2008 financial statement schedules, of CB Richard Ellis Group, Inc. and subsidiaries as of December 31, 2008 and for the year then ended, have been incorporated by reference herein from our Current Report on Form 8-K filed with the SEC on September 11, 2009, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51.

The consolidated balance sheet as of December 31, 2007 and related consolidated statements of operations, cash flows, equity, and comprehensive (loss) income for the years ended December 31, 2007 and 2006 incorporated in this prospectus by reference from our Current Report on Form 8-K filed with the SEC on September 11, 2009 have been audited by Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting standards for non-controlling interests, uncertainty in income taxes and the retrospective adjustments of the consolidated financial statements for assets held for sale).

CHANGE IN ACCOUNTANTS

As reported in our Current Report on Form 8-K filed with the SEC on March 18, 2008, on March 12, 2008, Deloitte was notified on behalf of the Audit Committee of our board of directors that Deloitte was dismissed as our independent registered public accounting firm.

Deloitte’s report on our financial statements for the two years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The termination, which was effective as of March 12, 2008, was approved by our Audit Committee.

During our two years ended December 31, 2007 and 2006 and through March 11, 2008, we did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K, as confirmed by the letter delivered by Deloitte to us and filed as an exhibit to our March 18, 2008 Form 8-K.

In late 2007, the Audit Committee determined to undertake a competitive request for proposal process to determine our auditor for the year ended December 31, 2008. As a result of this process, the Audit Committee decided to engage KPMG as our independent registered public accounting firm for the year ended December 31, 2008. We did not engage KPMG in any prior consultations during our years ended December 31, 2006 or December 31, 2007, or the subsequent period through March 12, 2008 regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(v), respectively, of Regulation S-K).

$450,000,000

CB Richard Ellis Services, Inc.

Exchange Offer for

11.625% Senior Subordinated Notes due 2017

PROSPECTUS

            , 2009

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) CB Richard Ellis Group, Inc.; CB Richard Ellis Services, Inc.; CB Holdco, Inc.; CB Richard Ellis, Inc.; CBRE Loan Services, Inc.; Insignia/ESG Capital Corporation; TC Houston, Inc.; TCCT Real Estate, Inc.; TCDFW, Inc.; Trammell Crow Company; Trammell Crow Development & Investment, Inc. and Trammell Crow Services, Inc. (each a Delaware corporation and, collectively referred to herein as the “Delaware Corporations”)

Section 102 of the Delaware General Corporation Law (the “DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damage for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Delaware corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Delaware corporation or is or was serving at its request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Delaware corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Delaware corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Delaware corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

The Delaware Corporations’ certificates of incorporation include a provision that limits the personal liability of their directors for monetary damages for breach of fiduciary duty as a director, except to the extent such limitation is not permitted under the DGCL.

The Delaware Corporations’ certificates of incorporation and/or by-laws provide that each Delaware Corporation must indemnify its directors and officers to the fullest extent permitted by Delaware law. The Delaware Corporations’ certificates of incorporation and/or by-laws provide that they may additionally indemnify their agents and employees to the fullest extent permitted by Delaware law, but if such agent or employee is serving at another entity at the request of any such Delaware Corporation’s board of directors, then the Delaware Corporation must indemnify such agent or employee. TC Houston, Inc., TCCT Real Estate, Inc., TCDFW, Inc., Trammell Crow Development & Investment, Inc. and Trammell Crow Services, Inc. have provisions that obligate them to indemnify their agents and employees even if not serving at another entity at their respective board of directors’ request.

The certificates of incorporation and/or by-laws of CB Richard Ellis Services, Inc., CB Holdco, Inc., CB Richard Ellis, Inc., CBRE Loan Services, Inc. and Trammell Crow Company provide that they must advance expenses, as incurred, to their directors and officers in connection with a legal proceeding.

The indemnification provisions contained in the certificates of incorporation and/or by-laws of CB Richard Ellis Group, Inc. and Trammell Crow Company are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Delaware Corporations maintain insurance on behalf of their directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(b) CB Richard Ellis Investors, L.L.C.; CB/TCC, LLC; CB/TCC Holdings LLC; CBRE/LJM Mortgage Company, L.L.C. and CBRE Technical Services, LLC (each a Delaware limited liability company and, collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CB/TCC, LLC must defend, indemnify and hold harmless its members and officers, and their respective partners, officers, directors, shareholders, managers, members and trustees to the fullest extent permitted by law against losses, settlement, judgments, fines, penalties and Employee Retirement Income Security Act excise taxes incurred by reason of the fact that such person was or is a member or officer of the company. Indemnification is provided without further action or determination by CB/TCC, LLC, except in the case of judicially determined gross negligence, bad faith, fraud or willful misconduct.

CB/TCC Holdings LLC must indemnify and hold harmless, to the full extent of applicable law, each member and each officer against liabilities incurred in connection with their involvement with the company.

CBRE/LJM Mortgage Company, L.L.C. must indemnify and hold harmless the member and its affiliates from and against any and all losses, claims, damages, liability, expenses, judgments, fines, settlements and other amounts (including attorneys’ fees and costs) and all claims, costs, demands, actions, suits or proceedings arising from the indemnified party’s involvement with the company.

CBRE Technical Services, LLC must indemnify, hold harmless and defend any member (or an officer, director, member, manager, director or employee of such member) or an officer, director or manager for any loss, expense, damage, injury, judgment, award, settlement, reasonable attorneys’ fees and other costs incurred in connection their involvement with the company. The company may indemnify agents and employees.

The LLCs maintain insurance on behalf of their members, managers and officers insuring them against any liability asserted against them in their capacities as members, managers and officers or arising out of such status.

(c) Holdpar A and Holdpar B (each a Delaware general partnership and, collectively referred to herein as the “General Partnerships”)

Section 15-110 of the Delaware Revised Uniform Partnership Act provides that, subject to the limitations in the partnership agreement, a partnership may indemnify and hold harmless any person against any and all claims and demands. The General Partnerships’ partnership agreements provide that, to the extent permitted by law, the partners shall each be indemnified and held harmless by the General Partnerships from and against any and all losses, claims, damages, liability, expenses, judgments, fines, settlements and other amounts arising from any and all claims, costs, demands, actions, suits or proceedings, in which the partner may be involved, or threatened to be involved as a party or otherwise by reason of their status as a partner, whether or not such party continues to be a partner at the time such liability or expense is paid or incurred, if the party acted in good faith and in a manner it reasonably believed to be in the best interests of the General Partnerships. Expenses (including legal fees and expenses) must be paid in advance by the General Partnerships, and the right to indemnification is in addition to any other rights available under law, agreement or otherwise.

The General Partnerships maintain insurance on behalf of the partners and against any liability which may be asserted against or expense which may be incurred by such party in connection with the General Partnerships’ activities, whether or not the General Partnerships would have the power to indemnify such party against such liability under the provisions of the partnership agreements.

In addition, the General Partnerships maintain insurance on behalf of the directors and officers of their partners insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(d) Westmark Real Estate Acquisition Partnership, L.P. (a Delaware limited partnership and referred to herein as the “Delaware LP”)

The Delaware LP is empowered by Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to the limitations in the partnership agreement, to indemnify and hold harmless any person against any and all claims and demands. The Delaware LP must indemnify and hold harmless any person, who incurs liability as a partner, employee, agent or otherwise, against all liabilities and expenses (including judgments, fines, penalties and counsel fees) reasonably incurred in connection with any actual or threatened proceeding, whether civil or criminal, by reason of such person being or having been a partner, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard, criminal intent or material breach of the partnership agreement. The Delaware LP must advance to such person reasonable attorney’s fees and other costs and expenses incurred in connection with the defense of such action or proceeding. This right of indemnity is not exclusive of other rights to which such person may be entitled by law.

The Delaware LP maintains insurance on behalf of the directors and officers of its partner insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(e) CB Richard Ellis Investors, Inc. and Vincent F. Martin, Jr., Inc. (each a California corporation and, collectively referred to herein as the “California Corporations”)

The Articles of Incorporation of CB Richard Ellis Investors, Inc. limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the “Corporations Code”).

Under the Corporations Code, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (6) contracts or transactions between the company and a director within the scope of Section 310 of the Corporations Code or (7) improper dividends, loans and guarantees under Section 316 of the Corporations Code. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the California Corporations’ shareholders for any violation by a director of the director’s fiduciary duty to the California Corporations or their shareholders.

The California Corporations’ By-laws also include an authorization for the California Corporations to indemnify their “agents” (as defined in Section 317 of the Corporations Code) through by-law provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the California Corporations’ By-laws provide for indemnification of the California Corporations’ agents (provided that they were acting in good faith and in a manner they reasonably believed to be in the best interests of the California Corporations), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the Corporations Code and the California Corporations’ By-laws make provision for the indemnification of officers, directors and other agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

The California Corporations maintain insurance on behalf of their directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(f) CBRE/LJM-Nevada, Inc. (a Nevada corporation and referred to herein as the “Nevada Corporation”)

The Nevada Corporation’s Articles of Incorporation provide that the personal liability of any of its director or stockholders for damages for breach of fiduciary duty is eliminated to the fullest extent allowed by the Nevada law.

Section 78.138 of the Nevada Revised Statutes (the “NRS”) provides that unless the articles of incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he or she is, or is threatened to be made, a party by reason of him or her being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if (a) such person is not liable pursuant to NRS 78.138; or (b) such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS requires that the determination that indemnification is proper in a specific case must be made by (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

The Nevada Corporation maintains insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

(g) CBRE Capital Markets, Inc. (a Texas corporation and referred to herein as the “Texas Corporation”)

Article 2.02A(16) and Article 2.02-1 of the Texas Business Corporation Act (the “TBCA”) and the Texas Corporation’s by-laws provide it with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Article 2.02A(16) of the TBCA empowers a corporation to indemnify directors, officers, employees and agents of the corporation and to purchase and maintain liability insurance for those persons. Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person conducted himself in good faith and with reasonable belief that the conduct was in the corporation’s best interest.

Under Article 2.02-1 of the TBCA, a corporation shall indemnify a director or officer against reasonable expense incurred by such director, in connection with a proceeding in which such director is a named defendant or respondent because they are or were a director or officer, if they have been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law. A corporation may also indemnify and advance expenses to persons who are not or were not officers, employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article. The statute provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or a person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise, against any liability asserted against him in such capacity or arising out of such status, whether or not the corporation would have the power to indemnify him against the liability under this article.

The Texas Corporation must indemnify its officers and directors against expense and costs (including attorneys’ fees) actually and necessarily incurred in connection with any claim asserted by reason of having been an officer or director of the company, unless he or she has been adjudged in a court proceeding as guilty of negligence or misconduct in respect of the matter for which indemnity is sought. This right of indemnity is not exclusive of other rights to which he or she may be entitled by law.

Pursuant to such statutory and by-law provisions, the Texas Corporation maintains insurance against certain costs of indemnification that may be incurred by its officers and directors.

(h) CBRE Capital Markets of Texas, LP (a Texas limited partnership and referred to herein as the “Texas LP”)

Article 11 of the Texas Revised Limited Partnership Act provides for the indemnification of a general partner, limited partner, employee or agent by the limited partnership under certain circumstances against expenses and liabilities incurred in legal proceedings because of his or her being or having been a general partner, limited partner, employee or agent of the limited partnership. A limited partnership shall indemnify a general partner against reasonable expenses incurred by the general partner, in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner, if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A limited partnership may purchase insurance on behalf of a general partner, limited partner, employee or agent of the limited partnership.

The Texas LP’s partnership agreement provides that, to the fullest extent permitted by law, the general partner shall be indemnified and held harmless by the Texas LP from and against any and all losses, claims, damages, liabilities, joint or several expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the general partner may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a general partner of the Texas LP, provided, that in each case the general partner acted in good faith and in a manner which the general partner reasonably believed to be in the best interests of the Texas LP and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. To the fullest extent permitted by law, expenses (including legal fees) incurred by the general partner in defending any claim, demand, action, suit or proceeding shall, from time to time, will be advanced by the Texas LP prior to the final disposition thereof upon receipt by the Texas LP of an undertaking by or on behalf of the general partner to repay such amount if it shall be determined that the general partner is not entitled to be indemnified as authorized.

The Texas LP maintains insurance on behalf of the directors and officers of its partner insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(i) The Polacheck Company, Inc. (a Wisconsin corporation and referred to herein as the “Wisconsin Corporation”)

Under Section 180.0851(1) of the Wisconsin Business Corporation Law (the “WBCL”), a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2) provides that, to the extent a director or officer has not been successful on the merits or otherwise in the defense of a proceeding, the corporation shall indemnify the director or officer unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of a Wisconsin corporation against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a Wisconsin corporation’s articles of incorporation, by-laws, any written agreement or a resolution of the board of directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Article 11 of the By-laws of the Wisconsin Corporation provide for maximum indemnification of the corporation’s officers and directors in accordance with the WBCL.

The Wisconsin Corporation maintains insurance on behalf of its directors and officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

(j) CB/TCC Global Holdings Limited (a private limited company incorporated under the laws of England and Wales and referred to herein as the “UK Company”)

Subject to the provisions of the Companies Act 2006 of the United Kingdom of Great Britain and Northern Ireland (the “Companies Act”), the UK Company’s Articles of Association provide that the UK Company may indemnify directors, directly or indirectly, against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust or otherwise, in relation to the UK Company or any associated company. The UK Company maintains insurance for indemnification of current or former directors.

Chapter 7 (Directors’ Liabilities) under Part 10 of the Companies Act provides as follows:

“232. Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235. Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

239. Ratification of acts of directors

(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him. This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5) For the purposes of this section—(a) “conduct” includes acts and omissions; (b) “director” includes a former director; (c) a shadow director is treated as a director; and (d) in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6) Nothing in this section affects—(a) the validity of a decision taken by unanimous consent of the members of the company, or (b) any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.”

Section 1157 of the Companies Act provides as follows:

“1157. Power of court to grant relief in certain cases

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

(k) Securityholders’ Agreement, dated as of July 20, 2001 (“Securityholders’ Agreement”), by and among, CB Richard Ellis Group, Inc. (“CBRE”), CB Richard Ellis Services, Inc., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, FS Equity Partners III, L.P., FS Equity Partners International, L.P. (the “FS Entities”), Credit Suisse First Boston Corporation, DLJ Investment Funding, Inc., The Koll Holding Company, Frederic V. Malek, the management investors named therein and the other persons from time to time party thereto.

CBRE must indemnify and hold harmless (1) each holder of its Class A common stock (the “common stock”) and the warrants to acquire its common stock (and the shares of common stock received upon exercise of the warrants) acquired by the FS Entities, and each of their respective affiliates and any controlling person of any of such holders and (2) each of such holder’s respective directors, officers, employees and agents from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including all reasonable attorneys’ fees and expenses), but excluding special or consequential damages, arising from, relating to or otherwise in respect of, any governmental or other third-party claim against such indemnified person that arises from, relates to or is otherwise in respect of (x) the business, operations, liabilities or obligations of CBRE or its subsidiaries or (y) the ownership by such holder or any of their respective affiliates of any equity securities of CBRE (except to the extent such losses and expenses (i) arise from any claim that such indemnified person’s investment decision relating to the purchase or sale of such securities violated a duty or other obligation of the indemnified person to the claimant or (ii) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such holder or its affiliates). The indemnification provided by CBRE is separate from and in addition to any other indemnification by CBRE to which the indemnified person may be entitled.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

Pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act, the list of exhibits is incorporated herein by reference to the Exhibit Index filed as part of this registration statement, following the signature pages.

(B) FINANCIAL STATEMENT SCHEDULES

Financial schedules are omitted because they are not applicable or the information is included in the financial statements or related notes incorporated herein by reference.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB Richard Ellis Group, Inc. and CB Richard Ellis Services, Inc. have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB RICHARD ELLIS GROUP, INC.
CB RICHARD ELLIS SERVICES, INC.

By:	/S/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	Chief Financial Officer and Group President

POWER OF ATTORNEY

We, the undersigned directors and officers of CB Richard Ellis Group, Inc. and CB Richard Ellis Services, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ RICHARD C. BLUM Richard C. Blum	Chairman of the Board of Directors

/S/ CURTIS F. FEENY Curtis F. Feeny	Director

/S/ BRADFORD M. FREEMAN Bradford M. Freeman	Director

Signature	Title

/S/ MICHAEL KANTOR Michael Kantor	Director

/S/ FREDERIC V. MALEK Frederic V. Malek	Director

/S/ JANE J. SU Jane J. Su	Director

/S/ GARY L. WILSON Gary L. Wilson	Director

/S/ RAY WIRTA Ray Wirta	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB HoldCo, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB HOLDCO, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB HoldCo, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer, Group President and Director (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB Richard Ellis, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB RICHARD ELLIS, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB Richard Ellis, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer, Group President and Director (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB Richard Ellis Investors, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB RICHARD ELLIS INVESTORS, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB Richard Ellis Investors, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ VANCE G. MADDOCKS Vance G. Maddocks	Chief Executive Officer and Director (Principal Executive Officer)

/S/ SHAUN O’CONNOR Shaun O’Connor	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Assistant Secretary and Director

/S/ BRETT WHITE Brett White	Chairman and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB Richard Ellis Investors, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB RICHARD ELLIS INVESTORS, L.L.C.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned managers and officers of CB Richard Ellis Investors, L.L.C., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ VANCE G. MADDOCKS Vance G. Maddocks	Chief Executive Officer and Manager (Principal Executive Officer)

/S/ SHAUN O’CONNOR Shaun O’Connor	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Assistant Secretary and Manager

/S/ BRETT WHITE Brett White	Chairman and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB/TCC Global Holdings Limited has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on September 11, 2009.

CB/TCC GLOBAL HOLDINGS LIMITED

By:	/S/ PHILIP EMBUREY
Name:	Philip Emburey
Title:	Director

By:	/S/ ELIZABETH C. THETFORD
Name:	Elizabeth C. Thetford
Title:	Secretary and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC Global Holdings Limited, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Philip Emburey, Elizabeth C. Thetford, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ PHILIP EMBUREY Philip Emburey	Director (Principal Executive, Financial and Accounting Officer)

/S/ ELIZABETH C. THETFORD Elizabeth C. Thetford	Secretary and Director

/S/ LAURENCE H. MIDLER Laurence H. Midler	Director

/S/ GIL BOROK Gil Borok	Director

/S/ MARCUS SMITH Marcus Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB/TCC Holdings LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB/TCC HOLDINGS LLC

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC Holdings LLC, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CB/TCC, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CB/TCC, LLC

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CB/TCC, LLC, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CBRE Capital Markets, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CBRE CAPITAL MARKETS, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Capital Markets, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRIAN F. STOFFERS Brian F. Stoffers	President and Director (Principal Executive Officer)

/S/ WILLIAM R. FRAZER William R. Frazer	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/S/ JAY R. ARTHUR Jay R. Arthur	Senior Vice President and Controller (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Assistant Secretary and Director

/S/ BRETT WHITE Brett White	Chairman and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CBRE Capital Markets of Texas, LP has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CBRE CAPITAL MARKETS OF TEXAS, LP

By:	CBRE/LJM MORTGAGE COMPANY, L.L.C., its General Partner

By:	CBRE/LJM-NEVADA, INC., its Sole Member

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of the general partner of CBRE Capital Markets of Texas, LP, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CBRE Loan Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CBRE LOAN SERVICES, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE Loan Services, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRIAN F. STOFFERS Brian F. Stoffers	President and Director (Principal Executive Officer)

/S/ WILLIAM R. FRAZER William R. Frazer	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/S/ JAY R. ARTHUR Jay R. Arthur	Senior Vice President and Controller (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Executive Vice President, Assistant Secretary and Director

/S/ GIL BOROK Gil Borok	Executive Vice President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CBRE Technical Services, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CBRE TECHNICAL SERVICES, LLC

By:	CB RICHARD ELLIS, INC., its Sole Member

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of CBRE Technical Services, LLC, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer, Group President and Director (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CBRE/LJM Mortgage Company, L.L.C. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CBRE/LJM MORTGAGE COMPANY, L.L.C.

By:	CBRE/LJM-NEVADA, INC., its Sole Member

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the sole member of CBRE/LJM Mortgage Company, L.L.C., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CBRE/LJM-Nevada, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

CBRE/LJM-NEVADA, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of CBRE/LJM-Nevada, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, HoldPar A has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

HOLDPAR A

By:	WESTMARK REAL ESTATE ACQUISITION, L.P.,
its Majority Interest Holder

By:	CB RICHARD ELLIS, INC., its General Partner

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the general partner of the majority interest holder of HoldPar A, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer, Group President and Director (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, HoldPar B has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

HOLDPAR B

By:	WESTMARK REAL ESTATE ACQUISITION, L.P., its Majority Interest Holder

By:	CB RICHARD ELLIS, INC., its General Partner

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the general partner of the majority interest holder of HoldPar B, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer, Group President and Director (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Insignia/ESG Capital Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

INSIGNIA/ESG CAPITAL CORPORATION

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Insignia/ESG Capital Corporation, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, TC Houston, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

TC HOUSTON, INC.

By:	/S/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of TC Houston, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ MATTHEW S. KHOURIE Matthew S. Khourie	President and Chief Executive Officer (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/S/ MICHAEL S. DUFFY Michael S. Duffy	Director

/S/ J. CHRISTOPHER KIRK J. Christopher Kirk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, TCCT Real Estate, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

TCCT REAL ESTATE, INC.

By:	/S/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of TCCT Real Estate, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ STAN K. ERWIN Stan K. Erwin	President and Chief Executive Officer (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/S/ MICHAEL S. DUFFY Michael S. Duffy	Director

/S/ J. CHRISTOPHER KIRK J. Christopher Kirk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, TCDFW, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

TCDFW, INC.

By:	/S/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	Executive Vice President

POWER OF ATTORNEY

We, the undersigned directors and officers of TCDFW, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ S. DENTON WALKER, III S. Denton Walker, III	President and Chief Executive Officer (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/S/ MICHAEL S. DUFFY Michael S. Duffy	Director

/S/ J. CHRISTOPHER KIRK J. Christopher Kirk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Polacheck Company, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

THE POLACHECK COMPANY, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of The Polacheck Company, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

/S/ BRIAN D. MCALLISTER Brian D. McAllister	Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Trammell Crow Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

TRAMMELL CROW COMPANY

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Company, do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Assistant Secretary and Director

/S/ BRETT WHITE Brett White	Director

/S/ J. CHRISTOPHER KIRK J. Christopher Kirk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Trammell Crow Development & Investment, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

TRAMMELL CROW DEVELOPMENT & INVESTMENT, INC.

By:	/S/ ROBERT E. SULENTIC
Name:	Robert E. Sulentic
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Development & Investment, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/S/ MICHAEL S. DUFFY Michael S. Duffy	Director

/S/ J. CHRISTOPHER KIRK J. Christopher Kirk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Trammell Crow Services, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

TRAMMELL CROW SERVICES, INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Trammell Crow Services, Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ ROBERT E. SULENTIC Robert E. Sulentic	President and Chief Executive Officer (Principal Executive Officer)

/S/ ARLIN E. GAFFNER Arlin E. Gaffner	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Assistant Secretary and Director

/S/ BRETT WHITE Brett White	Director

/S/ J. CHRISTOPHER KIRK J. Christopher Kirk	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vincent F. Martin, Jr., Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

VINCENT F. MARTIN, JR., INC.

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Vincent F. Martin, Jr., Inc., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer and Group President (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer, Chief Financial Officer, Americas and Director (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Westmark Real Estate Acquisition Partnership, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 11, 2009.

WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P.

By:	CB RICHARD ELLIS, INC., its General Partner

By:	/S/ DEBERA FAN
Name:	Debera Fan
Title:	Senior Vice President & Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of the general partner of Westmark Real Estate Acquisition Partnership, L.P., do hereby constitute and appoint Brett White, Robert E. Sulentic, Gil Borok, Laurence H. Midler, Debera Fan, or any of them, our true and lawful attorneys and agents, each with the power of substitution to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all amendments, including post-effective amendments, thereto) and we do hereby ratify and confirm all that said attorneys and agents, or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 11, 2009.

Signature	Title

/S/ BRETT WHITE Brett White	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT E. SULENTIC Robert E. Sulentic	Chief Financial Officer, Group President and Director (Principal Financial Officer)

/S/ GIL BOROK Gil Borok	Executive Vice President, Chief Accounting Officer and Chief Financial Officer, Americas (Principal Accounting Officer)

/S/ LAURENCE H. MIDLER Laurence H. Midler	Secretary and Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Incorporated by Reference					Filed Herewith
		Form	SEC File No.	Exhibit		Filing Date
3.1(a)	Restated Certificate of Incorporation of CB Richard Ellis Group, Inc. filed on June 16, 2004, as amended by the Certificate of Amendment filed on June 4, 2009	10-Q	001-32205	3.1		8/10/2009

3.1(b)	Amended and Restated By-laws of CB Richard Ellis Group, Inc.	8-K	001-32205	3.2		12/5/2008

3.2(a)	Restated Certificate of Incorporation of CB Richard Ellis Services, Inc.						X

3.2(b)	Sixth Amended and Restated By-laws of CB Richard Ellis Services, Inc.	S-4	333-109841-36	3.1	(b)	10/20/2003

3.3(a)	Certificate of Incorporation of CB HoldCo, Inc.						X

3.3(b)	By-laws of CB HoldCo, Inc.						X

3.4(a)	Second Restated Certificate of Incorporation of CB Richard Ellis, Inc.						X

3.4(b)	Fifth Amended and Restated By-laws of CB Richard Ellis, Inc.						X

3.5(a)	Amended and Restated Articles of Incorporation of CB Richard Ellis Investors, Inc.	S-4	333-109841-36	3.7	(a)	10/20/2003

3.5(b)	Amended and Restated By-laws of CB Richard Ellis Investors, Inc.						X

3.6(a)	Certificate of Formation of CB Richard Ellis Investors, L.L.C.						X

3.6(b)	Amended and Restated Limited Liability Company Agreement of CB Richard Ellis Investors, L.L.C.						X

3.7(a)	Certificate of Incorporation of CB/TCC Global Holdings Limited						X

3.7(b)	Memorandum of Association and Articles of Association of CB/TCC Global Holdings Limited						X

3.8(a)	Certificate of Formation of CB/TCC Holdings LLC						X

3.8(b)	Limited Liability Company Agreement of CB/TCC Holdings LLC						X

3.9(a)	Certificate of Formation of CB/TCC, LLC						X

3.9(b)	Amended and Restated Limited Liability Company Agreement of CB/TCC, LLC						X

3.10(a)	Articles of Incorporation of CBRE Capital Markets, Inc.						X

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date
3.10(b)	By-laws of CBRE Capital Markets, Inc.					X

3.11(a)	Certificate of Limited Partnership of CBRE Capital Markets of Texas, LP					X

3.11(b)	Limited Partnership Agreement of CBRE Capital Markets of Texas, LP					X

3.12(a)	Certificate of Incorporation of CBRE Loan Services, Inc.					X

3.12(b)	By-laws of CBRE Loan Services, Inc.					X

3.13(a)	Certificate of Formation of CBRE Technical Services, LLC					X

3.13(b)	Amended and Restated Limited Liability Company Agreement of CBRE Technical Services, LLC					X

3.14(a)	Certificate of Formation of CBRE/LJM Mortgage Company, L.L.C.	S-4	333-70980	3.4(a)	10/4/2001

3.14(b)	Operating Agreement of CBRE/LJM Mortgage Company, L.L.C.	S-4	333-70980	3.4(b)	10/4/2001

3.15(a)	Articles of Incorporation of CBRE/LJM-Nevada, Inc.	S-4	333-70980	3.5(a)	10/4/2001

3.15(b)	By-laws of CBRE/LJM-Nevada, Inc.	S-4	333-70980	3.5(b)	10/4/2001

3.16	Amended and Restated Partnership Agreement of HoldPar A	S-4	333-70980	3.11	10/4/2001

3.17	Partnership Agreement of HoldPar B	S-4	333-70980	3.12	10/4/2001

3.18(a)	Certificate of Incorporation of Insignia/ESG Capital Corporation	S-4	333-109841-36	3.25(a)	10/20/2003

3.18(b)	Amended and Restated By-laws of Insignia/ESG Capital Corporation					X

3.19(a)	Certificate of Incorporation of TC Houston, Inc.					X

3.19(b)	Amended and Restated By-laws of TC Houston, Inc.					X

3.20(a)	Certificate of Incorporation of TCCT Real Estate, Inc.					X

3.20(b)	Amended and Restated By-laws of TCCT Real Estate, Inc.					X

3.21(a)	Certificate of Incorporation of TCDFW, Inc.					X

3.21(b)	Amended and Restated By-laws of TCDFW, Inc.					X

3.22(a)	Articles of Incorporation of The Polacheck Company, Inc.					X

Exhibit No.	Exhibit Description	Incorporated by Reference					Filed Herewith
		Form	SEC File No.	Exhibit		Filing Date
3.22(b)	By-laws of The Polacheck Company, Inc.						X

3.23(a)	Certificate of Incorporation of Trammell Crow Company						X

3.23(b)	By-laws of Trammell Crow Company						X

3.24(a)	Certificate of Incorporation of Trammell Crow Development & Investment, Inc.						X

3.24(b)	By-laws of Trammell Crow Development & Investment, Inc.						X

3.25(a)	Certificate of Incorporation of Trammell Crow Services, Inc.						X

3.25(b)	Amended and Restated By-laws of Trammell Crow Services, Inc.						X

3.26(a)	Articles of Incorporation of Vincent F. Martin, Jr., Inc.						X

3.26(b)	By-laws of Vincent F. Martin, Jr., Inc.						X

3.27(a)	Certificate of Limited Partnership of Westmark Real Estate Acquisition Partnership, L.P.	S-4	333-70980	3.23	(a)	10/4/2001

3.27(b)	Amended and Restated Agreement of Limited Partnership of Westmark Real Estate Acquisition Partnership, L.P.	S-4	333-70980	3.23	(b)	10/4/2001

4.1(a)	Securityholders’ Agreement, dated as of July 20, 2001 (“Securityholders’ Agreement”), by and among, CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., Blum Strategic Partners, L.P., Blum Strategic Partners II, L.P., Blum Strategic Partners II GmbH & Co. KG, FS Equity Partners III, L.P., FS Equity Partners International, L.P., Credit Suisse First Boston Corporation, DLJ Investment Funding, Inc., The Koll Holding Company, Frederic V. Malek, the management investors named therein and the other persons from time to time party thereto	SC-13D/A	005-46943	25		7/25/2001

4.1(b)	Amendment and Waiver to Securityholders’ Agreement, dated as of April 14, 2004, by and among, CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and the other parties to the Securityholders’ Agreement	S-1/A	333-112867	4.2	(b)	4/30/2004

4.1(c)	Second Amendment and Waiver to Securityholders’ Agreement, dated as of November 24, 2004, by and among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and certain of the other parties to the Securityholders’ Agreement	S-1/A	333-120445	4.2	(c)	11/24/2004

Exhibit No.	Exhibit Description	Incorporated by Reference					Filed Herewith
		Form	SEC File No.	Exhibit		Filing Date
4.1(d)	Third Amendment and Waiver to Securityholders’ Agreement, dated as of August 1, 2005, by and among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and certain of the other parties to the Securityholders’ Agreement	8-K	001-32205	4.1		8/2/2005

4.1(e)	Waiver to Securityholders’ Agreement, dated as of November 5, 2008, by and among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc. and the other parties thereto	S-3ASR	333-155269	4.2	(e)	11/10/2008

4.2	Anti-Dilution Agreement, dated as of July 20, 2001, by and between CB Richard Ellis Group, Inc. and Credit Suisse First Boston Corporation	SC-13D/A	005-46943	20		7/25/2001

4.3	Warrant Agreement, dated as of July 20, 2001, by and between CB Richard Ellis Group, Inc., and FS Equity Partners III, L.P. and FS Equity Partners International, L.P.	SC-13D/A	005-46943	26		7/25/2001

4.4(a)	Indenture, dated as of June 18, 2009, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1		6/23/2009

4.4(b)	First Supplemental Indenture, dated as of September 10, 2009, among CB Richard Ellis Services, Inc., CBRE Loan Services, Inc. and Wells Fargo Bank, National Association, as trustee	8-K	001-32205	4.1		9/10/2009

4.5	Form of 11.625% Senior Subordinated Notes due June 15, 2017 (included in Exhibit 4.4(a))	8-K	001-32205	4.2		6/23/2009

4.6	Form of Exchange Note (included in Exhibit 4.4(a))	8-K	001-32205	4.3		6/23/2009

4.7	Registration Rights Agreement, dated June 15, 2009, among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the other guarantors party thereto, and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers	8-K	001-32205	4.4		6/23/2009

5.1	Legal opinion of Simpson Thacher & Bartlett LLP						X

5.2	Legal opinion of Holland & Hart LLP						X

5.3	Legal opinion of Winstead PC						X

5.4	Legal opinion of Quarles & Brady LLP						X

5.5	Legal opinion of Wragge & Co LLP						X

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date
10.1(a)	Second Amended and Restated Credit Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders named therein and Credit Suisse, as administrative agent and collateral agent	8-K	001-32205	10.1	3/26/2009

10.1(b)	Amendment No. 1, dated as of August 6, 2009, to the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, among CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the lenders parties thereto and Credit Suisse, as administrative agent and collateral agent	8-K	001-32205	10.1	8/12/2009

10.1(c)	Loan Modification Agreement, dated as of August 24, 2009, relating to the Second Amended and Restated Credit Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., the lenders parties thereto and Credit Suisse, as administrative agent and collateral agent	8-K	001-32205	10.1	8/28/2009

10.1(d)	Amended and Restated Guarantee and Pledge Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain subsidiaries of CB Richard Ellis Services, Inc. and Credit Suisse, as collateral agent	8-K	001-32205	10.2	3/26/2009

10.1(e)	Supplement No. 1, dated as of September 10, 2009, between CBRE Loan Services, Inc. and Credit Suisse, as collateral agent, to the Amended and Restated Guarantee and Pledge Agreement, dated as of March 24, 2009, by and among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain subsidiaries of CB Richard Ellis Services, Inc. and Credit Suisse, as collateral agent	8-K	001-32205	10.1	9/10/2009

12	Statement of Computation of Ratio of Earnings to Fixed Charges					X

21	Subsidiaries of CB Richard Ellis Group, Inc.	10-K	001-32205	21	3/2/2009

23.1	Consent of KPMG LLP					X

23.2	Consent of Deloitte & Touche LLP					X

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)					X

23.4	Consent of Holland & Hart LLP (included in Exhibit 5.2)					X

Exhibit No.	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	SEC File No.	Exhibit	Filing Date
23.5	Consent of Winstead PC (included in Exhibit 5.3)					X

23.6	Consent of Quarles & Brady LLP (included in Exhibit 5.4)					X

23.7	Consent of Wragge & Co LLP (included in Exhibit 5.5)					X

24	Powers of Attorney (included on signature pages to the registration statement)					X

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the indenture governing the notes					X

99.1	Form of Letter of Transmittal					X

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees					X

99.3	Form of Letter to Clients					X

99.4	Form of Notice of Guaranteed Delivery					X